Exhibit 2.7

                                Execution Version

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                             COMPUWARE CORPORATION,

                         PROXIMA TECHNOLOGY GROUP, INC.,

                         AND EACH OF THE SHAREHOLDERS OF

                         PROXIMA TECHNOLOGY GROUP, INC.

                           Dated as of January 2, 2007

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  THE PURCHASE AND SALE...............................................1
1.1  The Purchase and Sale of the Shares.......................................1
1.2  Purchase Price............................................................1
1.3  Closing...................................................................3

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
     PRINCIPAL SHAREHOLDERS....................................................3
2.1  Organization of the Company...............................................3
2.2  Company Capital Structure.................................................4
2.3  Anti-takeover Statutes....................................................5
2.4  Subsidiaries..............................................................5
2.5  Authority.................................................................6
2.6  No Conflict...............................................................6
2.7  Consents..................................................................7
2.8  Company Financial Statements..............................................7
2.9  Internal Controls.........................................................8
2.10  No Undisclosed Liabilities...............................................8
2.11  No Changes...............................................................8
2.12  Accounts Receivable.....................................................12
2.13  Tax Matters.............................................................12
2.14  Restrictions on Business Activities.....................................15
2.15  Real Property; Condition of Equipment; Customer Information.............15
2.16  Intellectual Property...................................................17
2.17  Agreements, Contracts and Commitments...................................23
2.18  Interested Party Transactions...........................................25
2.19  Governmental Authorization..............................................26
2.20  Litigation..............................................................26
2.21  Minute Books............................................................26
2.22  Environmental Matters...................................................26
2.23  Brokers' and Finders' Fees; Third Party Expenses........................28
2.24  Employee Benefit Plan and Compensation..................................28
2.25  Insurance...............................................................32
2.26  Compliance with Laws....................................................33
2.27  Foreign Corrupt Practices Act...........................................33
2.28  Warranties; Indemnities.................................................33
2.29  Spreadsheet; Closing Date Balance Sheet.................................33
2.30  Complete Copies of Materials............................................33
2.31  Representations Complete................................................33

ARTICLE III  REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE SELLERS......33
3.1  Ownership of Company Capital Stock.......................................34
3.2  Authority................................................................34
3.3  No Conflict..............................................................34
3.4  Brokers' and Finders' Fees...............................................34

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................34
4.1  Organization, Standing and Power.........................................35
4.2  Authority................................................................35
4.3  Conflicts................................................................35
4.4  Consents.................................................................35
4.5  Brokers' and Finders' Fees...............................................35

ARTICLE V  ADDITIONAL AGREEMENTS..............................................35
5.1  Public Disclosure........................................................35
5.2  New Employment Benefits..................................................36
5.3  Preservation of Books and Records; Post-Closing Access...................36
5.4  Additional Documents and Further Assurances..............................36
5.5  Noncompetition...........................................................36
5.6  Tax Election.............................................................37
5.7  Confidentiality..........................................................37
5.8  Mirdula Foundation Escrow................................................38

ARTICLE VI  CLOSING DELIVERIES OF THE PARTIES.................................38
6.1  Closing Deliveries of the Company and the Sellers........................38
6.2  Closing Deliveries of the Buyer..........................................40

ARTICLE VII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     INDEMNIFICATION; ESCROW..................................................40
7.1  Survival of Representations and Warranties...............................40
7.2  Indemnification..........................................................40
7.3  Third Party Claims.......................................................41
7.4  Escrow Fund; Escrow Period; Remedy.......................................43
7.5  Indemnification Limitations..............................................44
7.6  Shareholder Representative...............................................44

ARTICLE VIII  GENERAL PROVISIONS..............................................45
8.1  Definitions..............................................................45
8.2  Notices..................................................................50
8.3  Interpretation...........................................................51
8.4  Counterparts.............................................................52
8.5  Entire Agreement; Assignment; Amendment..................................52
8.6  No Third Party Beneficiaries.............................................52
8.7  Severability.............................................................52
8.8  Governing Law............................................................52
8.9  Rules of Construction....................................................53
8.10  Waiver of Jury Trial....................................................53

                                TABLE OF CONTENTS

                                INDEX OF EXHIBITS

Exhibit     Description
-------     -----------

A           Sellers' Information
B-1         Optionholders' Information
B-2         Bonus Information
B-3         Severance Information
C           Escrow Agreement
D-1         Shareholder/Optionholder Release
D-2         Director Release
E-1         Employment Agreement (Mark Shoebridge)
E-2         Employment Agreement (Stephen Jones)
E-3         Employment Agreement (Bernd Hammann)

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of January 2, 2007 by and among Compuware Corporation, a Michigan corporation (the "Buyer"), Proxima Technology Group, Inc., a Cayman Islands corporation (the "Company"), and each of the shareholders of the Company set forth on Exhibit A (collectively, the "Sellers"). Stephen Jones, Mirdula Foundation and Mark Shoebridge shall be referred to herein collectively as the "Principal Shareholders."

                                    RECITALS

      A. The Sellers own all of the issued and outstanding capital stock of the Company (the "Shares").

      B. Each of the Sellers desires to sell to the Buyer, and the Buyer desires to purchase from the Sellers, all of the Shares, pursuant to the terms and conditions of this Agreement.

      C. A portion of the consideration otherwise payable by the Buyer in connection with the purchase and sale of the Shares shall be placed in escrow by the Buyer and withheld from the Principal Shareholders as security for the indemnification and other obligations set forth in this Agreement and the other agreements referenced herein.

      NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I

                              THE PURCHASE AND SALE

      1.1 The Purchase and Sale of the Shares. At the Closing (as defined below), and subject to and upon the terms and conditions of this Agreement, the Buyer shall purchase from each of the Sellers, and each of the Sellers shall sell, convey, assign and transfer to the Buyer all of the Shares owned by such Seller (as identified on Exhibit A), free and clear of all Liens (as defined below), for the purchase price set forth below.

      1.2 Purchase Price. The aggregate purchase price for the Shares shall be Thirty-Seven Million Dollars ($37,000,000) (the "Purchase Price"). The Purchase Price would be paid, deposited in escrow or deposited with the exchange agent at Closing as follows:

            (a)  Three  Million  Dollars   ($3,000,000)  (the  "Escrow  Amount")
deposited at Closing with the Escrow Agent in accordance with the Escrow Agreement attached hereto as Exhibit C;

            (b) Two Million Dollars ($2,000,000) (the "Mirdula Escrow Amount") deposited with the exchange agent at Closing, but deposited promptly after the Closing with the

Escrow Agent in accordance with an escrow agreement among Buyer, the Mirdula Foundation and the Escrow Agent to be negotiated and executed promptly after the Closing as set forth in Section 5.8;

            (c) One Million One Thousand Four Hundred Twenty-Two Dollars ($1,001,422), representing the aggregate Third Party Expenses to be paid by the Company to its advisors at or promptly after the Closing out of the cash balance described in Section 6.1(g);

            (d) Four Hundred Eighty Thousand Dollars ($480,000), representing the employer portion of withholdings to be paid through the Company's/Proxima Subsidiaries' regular payroll;

            (e) Twenty-Four Million Eight Hundred Thirty-Three Thousand Six Hundred Twenty-Six Dollars ($24,833,626), deposited with the exchange agent at Closing, payable to the Sellers in the individual amounts set forth on Exhibit A;

            (f) Four Million Seven Hundred Seventy-Six Thousand Two Hundred Forty-One Dollars ($4,776,241) in the aggregate to be paid to the Optionholders in the individual amounts set forth on Exhibit B-1; which amounts will be paid to the Company at Closing or promptly thereafter and will be disbursed to the Optionholders after the Closing through regular payroll payments by the Company, or as applicable, the Proxima Subsidiaries, upon receipt of the Optionholder Releases required by Section 6.1(c);

            (g) Two Hundred Ninety-Two Thousand Five Hundred Fifty-Four Dollars ($292,554) to be deposited with the exchange agent, and payable by the exchange agent to the Principal Shareholders in the amounts set forth on Exhibit A upon delivery by the Optionholders to the Buyer of the Optionholder Releases required pursuant to Section 6.l(c).

            (h) Three Hundred Ninety-Four Thousand Two Hundred Thirty-Eight Dollars ($394,238) to be paid to certain employees in the individual amounts set forth on Exhibit B-2, which amounts represent certain bonus payments and will be disbursed to such employees after the Closing through the regular payroll payments by the Company or, as applicable, the Proxima Subsidiaries, out of the cash balance described in Section 6.1(g); and

            (i) Two Hundred Twenty-One Thousand Nine Hundred Nineteen Dollars ($221,919) to be paid to certain employees in the individual amounts set forth on Exhibit B-3, which amounts represent certain severance payments and will be disbursed to such employees after the Closing through the regular payroll payments by the Company or, as applicable the Proxima Subsidiaries, out of the cash balance described in Section 6.1(g).

The Mirdula Escrow Amount shall be payable on the first anniversary of the Closing Date, subject to the following: (i) in the event that Bernd Hammann terminates his employment with the employing company set forth in the applicable Employment Agreement or is terminated by such company for Cause (as defined in the applicable Employment Agreement) within one year of the anniversary date of the Closing Date, the Buyer shall be entitled to retain the Mirdula Escrow Amount from the Mirdula Foundation; and (ii) in the event that the Buyer has a pending claim(s) for indemnification under this Agreement, the Buyer may withhold the entire Mirdula Escrow Amount resolution of such indemnification claim(s). Notwithstanding subsection (ii) above, in the event that there is an indemnification claim(s) pending on the one year anniversary date of the Closing Date, and an estimate of the amount of such indemnification claim(s) has been submitted by the Buyer, and the aggregate of such estimated amount(s) is less than the amount held in escrow under the Escrow Agreement, the Buyer shall promptly distribute the Mirdula Escrow Amount to the Mirdula Foundation.

All amounts to be distributed to the Sellers and Optionholders shall be net of any applicable taxes and charges required to be withheld by the Buyer or the Company or any Proxima Subsidiary, including taxes and charges related to withholding and non-residency.

      1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243, unless another place is mutually agreed upon in writing by the Buyer and the Sellers. The date upon which the Closing occurs shall be referred to herein as the "Closing Date." The Closing shall be deemed to have occurred as of and with effect from 12:01 a.m. on the Closing Date.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

      Except as set forth in the Disclosure Schedule furnished to the Buyer specifically identifying the corresponding numbered section of this Agreement, the Company and each of the Principal Shareholders, jointly and severally, hereby represent and warrant to the Buyer on the date hereof, as follows:

      2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has all corporate power, governmental licenses, authorizations, permits, consents and approvals to own its properties and assets and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary, unless the failure to be so qualified would not have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its certificate of incorporation, as amended to date (the "Certificate of Incorporation") and memorandum of association and articles of association, as amended to date, each in full force and effect on the date hereof (collectively, the "Charter Documents"), to the Buyer. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. Section 2.1 of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities.

      2.2 Company Capital Structure.

            (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, of which 8,838,500 shares are issued and outstanding. The Company Capital Stock is held by the Sellers, with domicile addresses and in the amounts set forth in Exhibit A. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Charter Documents, or any agreement to which the Company is a party or by which it is bound. No shares of the Company Capital Stock are subject to any Lien. Other than as contemplated herein, the Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense which has not been paid or satisfied prior to the date hereof relating to or arising out of the issuance or repurchase of any Company Capital Stock or options or warrants to purchase Company Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). No shareholder of the Company has exercised any right of redemption, if any, and the Company has not received notice that any shareholder of the Company intends to exercise such rights. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding. None of the outstanding Company Capital Stock or other securities of the Company was issued in violation of any applicable state, federal or foreign securities laws.

            (b) Except for the Proxima Technology Group, Inc. Amended and Restated Stock Option Plan, as amended (the "Plan"), the Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for the issuance of equity (including as compensation) to any Person. The Company has reserved 4,000,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plan or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which 2,831,250 shares were fully vested and issuable, immediately prior to the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan. Each outstanding Company Option has been issued in accordance with applicable state, federal and foreign securities laws. Each holder of Company Options outstanding immediately prior to the Closing has executed a release in the form of Exhibit D-1. The Plan and each Company Option outstanding immediately prior to the Closing has been terminated and cancelled as of the Closing.

            (c) Except for the Company  Options (which shall  terminate upon the
Closing), and except as set forth in Section 2.2(c) of the Disclosure Schedule, there are no options, warrants, calls, rights (including any stock appreciation, phantom stock, profit participation or other similar rights), convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding debt securities of the Company. There are no securities or instruments containing anti-dilution or similar provisions by which the Company is or may become bound. Except as contemplated hereby or as set forth in Section 2.2(c) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or voting by a director of the Company. Except as set forth in Section 2.2(c) of the Disclosure Schedule, there are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any Company Capital Stock.

      2.3 Anti-takeover Statutes. No anti-takeover, "control share acquisition," "fair price," "moratorium" or other similar anti-takeover laws or regulations apply to this Agreement or any of the transactions contemplated hereby.

      2.4 Subsidiaries.

            (a) Except for Proxima Technology Pty (the Australian Subsidiary"), Proxima Technology Ltd. (the "UK Subsidiary"), Proxima Technology, Inc. (the "Texas Subsidiary"), and Proxima Technology (Software) GmbH (the "German Subsidiary," together with the Australian Subsidiary, the UK Subsidiary, and the Texas Subsidiary, the "Proxima Subsidiaries"), the Company does not have and has never had any Subsidiaries or affiliated companies and does not otherwise own or control and has never otherwise owned or controlled any shares of capital stock or any interest in, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity. Except as set forth in Section 2.4(a) of the Disclosure Schedule, none of the Proxima Subsidiaries have and has never had any Subsidiaries or affiliated companies and does not otherwise own or control and has never otherwise owned or controlled any shares of capital stock or any interest in, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.

            (b) Each of the Australian Subsidiary, the UK Subsidiary, the Texas Subsidiary and the German Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Australia, the United Kingdom, Texas and Germany, respectively. Each of the Proxima Subsidiaries has all corporate power, governmental licenses, authorizations, permits, consents and approvals to own its respective properties and assets and to carry on its respective business as currently conducted and as currently contemplated to be conducted. Each of the Australian Subsidiary, the UK Subsidiary, the Texas
Subsidiary and the German Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its respective assets or properties (whether owned, leased or licensed) or the nature of its business make such qualifications necessary, except where the failure to be so qualified or so licensed and in good standing would not have a Company Material Adverse Effect. Each of the Proxima Subsidiaries has delivered a true and correct copy of its respective charter documents, as amended to date (collectively, the "Subsidiary Certificate of Incorporation") and its constitution, bylaws, articles of association, memorandum of association or other similar governing document, as the case may be, as amended to date, each in full force and effect on the date hereof (collectively, the "Subsidiary Charter Documents"), to the Buyer. Section 2.4(b) of the Disclosure Schedule lists the directors and officers of each of the Proxima Subsidiaries as of the date hereof. The operations now being conducted by each of the Proxima Subsidiaries are not now and have never been conducted by such Proxima Subsidiary under any other name. Section 2.4(b) of the

Disclosure Schedule also lists every foreign jurisdiction in which each Proxima Subsidiary has employees or facilities.

            (c) The authorized capital stock of each of the Proxima Subsidiaries is set forth in Section 2.4(c) of the Disclosure Schedule (collectively, the "Subsidiary Capital Stock"). All outstanding shares of the capital stock of each of the Proxima Subsidiaries are owned by the Company, and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, any of the Subsidiary Charter Documents, or any agreement to which any of the Proxima Subsidiaries is a party or by which it is bound. No shares of the capital stock of each of the Proxima Subsidiaries are subject to any Lien. None of the Proxima Subsidiaries has any other capital stock authorized, issued or outstanding. None of the outstanding capital stock of the Proxima Subsidiaries or other securities of the Proxima Subsidiaries was issued in violation of any applicable securities laws.

      2.5 Authority. The Company has all corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and any Related Agreements to which the Company or any of the Proxima Subsidiaries is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. The Company's board of directors has (i) unanimously approved and adopted this Agreement and the Related Agreements, and the transactions contemplated hereby and thereby, and (ii) unanimously approved the entry of the Buyer on the register of members of the Company as the owner of all of the Shares, the issuance of a new share certificate in the name of the Buyer in respect of the Shares, and the resignations and appointments of directors and officers of the Company, as contemplated in this Agreement. This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      2.6 No Conflict. Except for the necessary consents, waivers or approvals of third parties set forth in Section 2.6 of the Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not contravene, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit or result in the creation or imposition of any Lien (any such event a "Conflict") under
(i) any provision of the Charter Documents or Subsidiary Charter Documents, (ii) any resolution adopted by the board of directors of the Company, (iii) any Contract, or (iv) any judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Proxima Subsidiaries or any of their properties (whether tangible or intangible) or assets. Section 2.6 of the Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Material Contracts as are required thereunder in connection with the transactions contemplated herein, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration after the Closing so as to preserve all rights of, and benefits to the Company, under such Contracts from and after the Closing. Following the Closing, the Company or the Proxima Subsidiaries, as applicable, will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing obligations, fees, royalties or payments which the Company or the Proxima Subsidiaries, as applicable would otherwise be required to satisfy, perform or pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred. Neither the Company nor any Proxima Subsidiary is in violation of any term of or in default under (A) the Charter Documents (with respect to the Company), (B) the Subsidiary Charter Documents (with respect to the Proxima Subsidiaries) or (C) any Contract.

      2.7 Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") is required by, or with respect to, the Company, any Proxima Subsidiary, or the shareholders of the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company or a shareholder of the Company is a party or the consummation of the transactions contemplated hereby and thereby.

      2.8 Company Financial Statements.

            (a) Section 2.8 of the Disclosure  Schedule sets forth the Company's
(i) audited consolidated balance sheet as of December 31, 2005 and 2004, and the related consolidated statements of income, cash flow and stockholders' equity for the 12-month periods ending December 31, 2005 and 2004, with the corresponding accountants' report from Grant Thornton LLP, the Company's independent auditors (the "Company's Auditors") (the "Year-End Financials"), and
(ii) unaudited consolidated balance sheet as of September 30, 2006 (the "Balance Sheet Date"), and the related unaudited consolidated statement of income, cash flow and stockholders' equity for the nine (9) months then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials (collectively, the "Financials") are true, correct and complete in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes, intercompany transactions and other presentation items that may be required by GAAP, and the income tax accrual is a good faith estimate). The Financials present fairly in all material respects the Company's consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the "Current Balance Sheet."

            (b) There are no "off balance sheet" arrangements (as defined in Item 303(c) of Regulation S-K of the Securities and Exchange Commission ("SEC") Rules) effected by the

Company or any of the Proxima Subsidiaries. Based on representations from the Company's Auditors, such Auditors, which have expressed its opinion with respect to the Year-End Financials (including the related notes), is and has been throughout the periods covered by such financial statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002) and (ii) "independent" with respect to the Company within the meaning of Regulation S-X.

      (c) Since December 31, 2003, other than management letters in the ordinary course from the Company's Auditors, neither the Company, any Proxima Subsidiary nor any director, officer, employee, auditor, accountant or representative of the Company or any Proxima Subsidiary has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, any Proxima Subsidiaries or their internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Proxima Subsidiary has engaged in questionable accounting or auditing practices, and no attorney representing the Company or any Proxima Subsidiary, whether or not employed by the Company or any Proxima Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, any Proxima Subsidiary or any of their officers, directors, employees or agents to the Board of Directors the Company, any Proxima Subsidiary or any committee thereof or to any director or officer of the Company or any Proxima Subsidiary.

      2.9 Internal Controls. Each of the Company and each Proxima Subsidiary maintains accurate books and records reflecting its respective assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for the Company's consolidated assets; (iii) access to the Company's and Proxima Subsidiaries' respective assets is permitted only in accordance with management's general or specific authorization; (iv) the reporting of the Company's consolidated assets is compared with existing assets at regular intervals; and (v) accounts, notices and other receivables and inventory are recorded accurately, and proper adequate procedures are implemented to effect the collection thereof on a current and timely basis.

      2.10 No Undisclosed Liabilities. Except as set forth in Section 2.10 of the Disclosure Schedule, (i) none of the Company or any Proxima Subsidiary has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type or kind whatsoever, whether accrued, absolute, contingent, determined, determinable, matured, unmatured or otherwise (whether or not required to be reflected in financial statements in accordance with
GAAP), and (ii) there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability, which, individually or in the aggregate, in the case of clause (i) or (ii) of this Section 2.10, has not been reflected in the Current Balance Sheet (if required by GAAP to be so reflected), or has not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date and prior to the date hereof.

      2.11 No Changes. Except as expressly contemplated by this Agreement, or other than as set forth in Section 2.11 of the Disclosure Schedule, since the Balance Sheet Date, each of the

Company and each Proxima Subsidiary has operated the Business only in the ordinary course and there has not been, occurred or arisen any:

            (a) amendment or change to their respective Charter Documents or Subsidiary Charter Documents, as applicable;

            (b) amendment of any term of any outstanding security of the Company or any Proxima Subsidiary other than Company Options;

            (c) expenditure, transaction or commitment by the Company or any Proxima Subsidiary exceeding $50,000 individually or $100,000 in the aggregate with respect to any single Person;

            (d) payment, discharge, waiver or satisfaction, in any amount in excess of $50,000 in any one case of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company or any Proxima Subsidiary), other than payments, discharges, waivers or satisfactions in the ordinary course of business or liabilities reflected or reserved against in the Current Balance Sheet;

            (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company or any Proxima Subsidiary (whether or not covered by insurance or revaluation by the Company or any Proxima Subsidiary of any of their assets (whether tangible or intangible), including without limitation, writing down the value of inventory or writing off notes or accounts receivable);

            (f) material employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company or any Proxima Subsidiary;

            (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any Proxima Subsidiary other than as required by GAAP;

            (h) change in any material election in respect of Taxes (as defined in Section 2.13(a) hereof), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (i) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock or any Subsidiary Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock or Subsidiary Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or Subsidiary Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company or any Proxima Subsidiary of any shares of Company Capital Stock or Subsidiary Capital Stock, as applicable (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), other than with respect to the Company Options as contemplated herein;

            (j) issuance, grant, delivery or sale by any of the Proxima Subsidiaries of any shares of Subsidiary Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Subsidiary Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

            (k)  grant,  increase  in or other  change  to the  salary  or other compensation payable or to become payable by the Company or any Proxima Subsidiary to any of their respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company or any Proxima Subsidiary of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (l) agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Proxima Subsidiary is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any Proxima Subsidiary or by which they or any of their assets are bound, other than in the ordinary course of business;

            (m) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company or any Proxima Subsidiary (other than Intellectual Property), including, but not limited to, the sale of any accounts receivable of the Company or any Proxima Subsidiary, or any creation of any Lien on such assets or properties, other than non-exclusive licenses of the Company Products by the Company or any Proxima Subsidiary in the ordinary course of business;

            (n) loan by the Company or any Proxima Subsidiary to any Person (other than advances to employees of the Company in the ordinary course of business for business-related expenses), purchase by the Company or any Proxima Subsidiary of any debt securities of any Person, or capital contributions to investment in any Person;

            (o) incurrence by the Company or any Proxima Subsidiary of any indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by the Company or any Proxima Subsidiary of any indebtedness, issuance or sale of any debt securities of the Company or any Proxima Subsidiary or guaranteeing of any debt securities of others;

            (p) waiver or release of any right or claim of the Company or any Proxima Subsidiary, including any write-off or other compromise of any account receivable of the Company or any Proxima Subsidiary, other than in the ordinary course of business;

            (q) commencement or settlement of any lawsuit by the Company or any Proxima Subsidiary, the commencement, settlement, notice or written threat of any lawsuit or proceeding or other investigation against the Company, any Proxima Subsidiary or their respective affairs;

            (r) notice of any claim or potential claim of ownership, interest or right by any Person other than the Company or any Proxima Subsidiary in or to the Intellectual Property (as defined below) owned by the Company or any Proxima Subsidiary or of infringement by the Company or any Proxima Subsidiary of any other Person's Intellectual Property (as defined below);

            (s) (i) sale or license of any Intellectual Property owned by the Company or any Proxima Subsidiary or execution of any agreement with respect to Intellectual Property owned or exclusively licensed by the Company or any Proxima Subsidiary with any Person, (ii) purchase or license of any Intellectual Property or execution of any agreement with respect to the Intellectual Property of any Person, (iii) agreement or modification to any Contract pursuant to which any other party was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any Company Products or Company Intellectual Property, or (iv) material change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any Proxima Subsidiary, except in the case of clause (i), pursuant to the Company's End User Agreement, substantially on standard terms and conditions;

            (t) any agreement to purchase or sell any interest in real property or grant any security interest in any real property, enter into any lease, sublease, or other occupancy agreement with respect to any real property, or alter, amend, modify or terminate any of the terms of any of the material Lease Agreement (as defined in Section 2.15(b)) by the Company or any Proxima Subsidiary;

            (u) acquisition or agreement to acquire by merging or consolidating with, or by purchasing all or substantially all of the assets or equity securities of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof, or other acquisition or agreement to acquire any assets or any equity securities that are material, individually or in the aggregate, to the Business;

            (v) cancellation, amendment or renewal of any insurance policy;

            (w) event, occurrence, development, state of circumstances, facts, or condition of any character that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

            (x) agreement by the Company or any Proxima Subsidiary or any of their respective officers or employees on behalf of the Company or any Proxima Subsidiary, to do any of the things described in the preceding clauses (a) through (w) of this Section 2.11 (other than negotiations with the Buyer and its representatives regarding the transactions contemplated by this Agreement and any Related Agreement).

      2.12 Accounts Receivable.

            (a) Section 2.12(a) of the Disclosure Schedule lists all accounts receivable of the Company or any Proxima Subsidiary as of the Balance Sheet Date, together with an aging schedule indicating a range of days elapsed since invoice.

            (b) Subject to any reserves set forth in the Current Balance Sheet or, for receivables arising subsequent to the Balance Sheet Date, as reflected on the books and records of the Company or any Proxima Subsidiary (which are prepared in accordance with GAAP consistently applied), all of the accounts receivable of the Company and the Proxima Subsidiaries are (i) valid and genuine and have arisen solely out of bona fide sales, licenses, performances of services and other business transactions in the ordinary course of business consistent with past practices in each case with Persons other than Affiliates,
(ii) are not subject to any Lien, and (iii) are not subject to valid defenses, set-offs or counter-claims. No request or agreement for a deduction or discount has been made with respect to any accounts receivable of the Company or any Proxima Subsidiary.

      2.13 Tax Matters.

            (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment, workers' compensation and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.13(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.13(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns, Elections and Audits.

                  (i)  Except  as  set  forth  in  Section   2.13(b)(i)  in  the
Disclosure Schedule, each of the Company and each Proxima Subsidiary has (a) prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed on or before the Closing Date ("Returns") relating to any and all Taxes concerning or attributable to the Company, Proxima Subsidiary or their operations, as applicable, occurring before the Closing Date and such Returns are true and correct and have been or will be completed in accordance with applicable law and
(b) timely paid in full all Taxes it is required to pay.

                  (ii) Each of the Company and each Proxima Subsidiary has withheld or paid to the appropriate authorities or depositories, with respect to its Employees and other third parties, all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be so withheld or paid.

                  (iii) Except as set forth in Section 2.13(b)(iii) in the Disclosure Schedule, none of the Company or any Proxima Subsidiary is delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or any Proxima Subsidiary. None of the Company or any Proxima Subsidiary has executed any waiver of any statute of limitations that has not expired on or extending the period for the assessment or collection of any Tax.

                  (iv) Except as set forth in Section 2.13(b)(iv) in the Disclosure Schedule, no audit or other examination of any Return of the Company or any Proxima Subsidiary is presently in progress, nor has the Company or any Proxima Subsidiary been notified of any request for such an audit or other examination.

                  (v)  Except  as  set  forth  in  Section   2.13(b)(i)  in  the
Disclosure Schedule, none of the Company or any Proxima Subsidiary has any liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and none of the Company or any Proxima Subsidiary has incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business.

                  (vi) Each of the Company and each Proxima Subsidiary has provided to the Buyer or its legal counsel copies of all Returns related to income tax for the Company and each Proxima Subsidiary filed for all periods since December 31, 2003. Within five (5) business days of the Closing Date, the Sellers shall cause the Company and each Proxima Subsidiary to provide all Returns filed for the Company and any Proxima Subsidiary for all periods since inception.

                  (vii) There are (and immediately following the Closing there will be) no Liens on the assets of the Company or any Proxima Subsidiary relating to or attributable to Taxes other than Liens for Taxes not yet due and payable. The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Lien on the assets of the Company or any Proxima Subsidiary.

                  (viii)   None  of  the   Company's   or  any  of  the  Proxima
Subsidiaries' assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                  (ix) Except as set forth in Section 2.13(b)(ix) in the Disclosure Schedule, neither the Company nor any Proxima Subsidiary has (a) ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return, (b) ever been a party to any Tax sharing, indemnification or allocation agreement, (c) any liability for the Taxes of any Person (other than Company), under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) ever been a party to any joint venture, partnership, limited liability company or other arrangement that could be treated as a partnership for Tax purposes.

                  (x) The Company's and Proxima Subsidiaries' respective tax basis in their assets for purposes of determining its future amortization, depreciation and other income Tax deductions is accurately reflected on the Company's and Proxima Subsidiaries' tax books and records.

                  (xi) None of the Company or any Proxima Subsidiary has ever been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                  (xii) Except as set forth in Section 2.13(b)(xii) in the Disclosure Schedule, no adjustment relating to any Return that has been filed by the Company or any Proxima Subsidiary and for which the period for the making of such adjustment has not expired by the application of a statute of limitation, has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company, any Proxima Subsidiary or any representative thereof.

                  (xiii) None of the Company or any Proxima Subsidiary or any predecessors to the Company or any predecessors of any Proxima Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or
(y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated hereby.

                  (xiv) None of the Company or any Proxima Subsidiary has ever engaged in a transaction that is the same or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a transaction identified by notice, regulation, or other form of published guidance as a "listed transaction," as set forth in Treasury Regulation Section 1.6011-4(b)(2).

                  (xv) None of the Company or any Proxima Subsidiary has ever received written notice of a claim made by a Tax authority in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

                  (xvi) Except as set forth in Section 2.13(b)(i) in the Disclosure Schedule, none of the Company or any Proxima Subsidiary has ever granted a power of attorney (or similar authority) as to any matters regarding Taxes that will have effect as of the Closing.

                  (xvii) Neither the Company nor any Proxima Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

                        A. change in method of accounting for a taxable period ending on or prior to the Closing Date;

                        B. "closing agreement" as described in Code ss. 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

                        C. intercompany transaction or excess loss account described in Treasury Regulation under Code ss. 1502 (or any corresponding or similar provision or state, local or foreign income Tax law);

                        D. installment sale or open transaction disposition made on or prior to the Closing Date; or

                        E. prepaid amount received on or prior to the Closing Date.

                  (xviii) Section 2.13(b)(xviii) of the Disclosure Schedule sets forth, by the Tax years in which they arose, the amounts of any unused net operating loss or net capital loss of the Company or any Proxima Subsidiary as of December 31, 2005, and such information is true and correct. Prior to the Closing, neither the Company nor any Proxima Subsidiary will have undergone an "ownership change" under Section 382(g) of the Code.

                  (xix) None of the Proxima Subsidiaries were controlled foreign corporations or passive foreign investment companies for purposes of the Code at any time during the portion of their taxable year that ends on the Closing Date.

                  (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company or any Proxima Subsidiary is a party, including, without limitation, the provisions of this Agreement, covering any Employee of the Company or any Proxima Subsidiary, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

      2.14 Restrictions on Business  Activities.  Except as set forth in Section
2.14 of the Disclosure Schedule, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Proxima Subsidiary is a party or which is otherwise binding upon the Company or any Proxima Subsidiary which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any Proxima Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Proxima Subsidiary, the conduct of business by the Company or any Proxima Subsidiary, or otherwise limiting the freedom of the Company or any Proxima Subsidiary to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, neither the Company nor any Proxima Subsidiary has not entered into any agreement under which the Company or any Proxima Subsidiary is restricted from selling, licensing, or otherwise distributing any of their technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

      2.15 Real Property; Condition of Equipment; Customer Information.

            (a) Neither the Company nor any Proxima Subsidiary owns any real property, nor has the Company nor any Proxima Subsidiary ever owned any real property other than as set forth in Section 2.15(a)(1) of the Disclosure Schedule. Section 2.15(a)(2) of the Disclosure Schedule sets forth a list of all real property currently leased or subleased by or from the Company or any

Proxima Subsidiary or otherwise used or occupied by the Company or any Proxima Subsidiary for the operation of the Business (the "Leased Real Property"), the name of the lessor, licensor, sublessor, master lessor or lessee, the date and term of the lease, sublease or other occupancy right and each amendment thereto and, with respect to any current lease, sublease or other occupancy right the aggregate annual rental payable thereunder.

            (b) The Company has provided the Buyer true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to each Leased Real Property, including all amendments, terminations and modifications thereof ("Lease Agreements"). All such Lease Agreements are valid and effective in accordance with their respective terms, and, with respect to the Company or any Proxima Subsidiary, there is not, under any of such leases, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default), and, to the Knowledge of the Company, no other party to any such leases is in default under any such leases. Neither the Company nor any Proxima Subsidiary has received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Closing will not affect the Company's or any Proxima Subsidiary's continued use and possession of the Leased Real Property for the conduct of business as presently conducted. The Company and each Proxima Subsidiary currently occupies each of their respective Leased Real Properties for the operation of the Business. There are no other parties occupying, or with a right to occupy, each Leased Real Property. Neither the Company nor any Proxima
Subsidiary owe any brokerage commissions or finders fees with respect to any such Leased Real Property or would owe any such fees if any existing Lease Agreement were renewed pursuant to any renewal options contained in such Lease Agreements.

            (c) Each Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, ordinary wear and tear excepted, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is otherwise suitable for the conduct of the business as presently conducted. Except as set forth in Section 2.15(c) of the Disclosure Schedule, to the Company's Knowledge, neither the operation of the Company or Proxima Subsidiary on each Leased Real Property nor such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

            (d) The Company or Proxima Subsidiary, as applicable, has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets (tangible or intangible), real, personal and mixed, used or held for use in the Business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) non-exclusive licenses to the Company's Intellectual Property or pursuant to the Company's End User Agreements, substantially on standard terms and conditions.

            (e) Section 2.15(e) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company or any Proxima Subsidiary, and such Equipment is (i) adequate for the conduct of the business of the Company or any Proxima

Subsidiary as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (f) Except for customer lists lawfully and properly purchased or rented in the ordinary course of business and except as set forth on Section 2.15(f) of the Disclosure Schedule, the Company or the Proxima Subsidiaries, as applicable, has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). Neither the Company nor any Proxima Subsidiary has granted any rights with respect to use of the Customer Information.

      2.16 Intellectual Property.

            (a) "Intellectual Property" means:

                  (i) any know-how, invention (whether patentable or unpatentable and whether or not reduced to practice), any improvements to any invention, and any patent, utility model, patent application, statutory invention registration or patent disclosure for the foregoing, together with any reissuance, division, continuation, continuation-in-part, revision, extension, or reexamination of any patent;

                  (ii) any trademark, service mark, trade dress, logo, trade name, corporate name, domain name, Uniform Resource Locator (URL) or other internet address, telephone or fax number, whether or not registered, together with any translation, adaptation, derivation, or combination and including any associated goodwill, and any application for registration, registration, or renewal of the foregoing;

                  (iii) any copyrightable  work (including,  but not limited to, advertising and promotional materials, catalogs, logo designs, software, compilations of data, and website content) and any copyright therefor, and any application for registration, registration, or renewal of the copyright;

                  (iv) any trade secret or confidential or proprietary business information (including, but not limited to, any idea, research and development, know-how, formula, composition, manufacturing and production process or technique, methodology, technical data, design, drawing, specification, customer or supplier list, pricing and cost information, and business and marketing plan or proposal);

                  (v)  any  industrial   designs  and  any   registrations   and
applications therefor;

                  (vi) any mask works and any registrations and applications therefor;

                  (vii) any computer software (whether in general release or under development), including, without limitation, source code, object code, files, records and databases and all related data and related documentation;

                  (viii) any other proprietary right including moral rights and waivers of such rights by others and the right to sue and recover damages, attorneys' fees and costs for past infringement of any patent, trademark, or copyright; and

                  (ix) any copies or tangible embodiment of any of the foregoing and all files relating thereto.

            (b) The Company or the Proxima Subsidiaries owns or is licensed for, or has at all relevant times owned or licensed, and in any event possesses or has at all relevant times possessed, sufficient and legally enforceable rights with respect to, all Intellectual Property that are or have been used or exploited in, or that may be necessary to conduct the business as is presently conducted and as it is currently proposed to be conducted. Section 2.16(b) of the Disclosure Schedule sets forth, for the Intellectual Property owned by the Company or Proxima Subsidiary, a complete and accurate list of all (1) patents and patent applications, (2) trademark and service mark registrations and applications therefor, (3) material unregistered trademarks and service marks,
(4) domain names, (5) copyright registrations and applications therefor, and (6) material unregistered copyrights, indicating for each, where applicable, (i) the jurisdiction, (ii) the patent, registration, or application number, (iii) the date issued, (iv) the date filed and (v) the registered owner. Section 2.16(b) of the Disclosure Schedule also sets forth a complete and accurate list of all material license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Company or Proxima Subsidiary is the licensee or licensor thereunder, and any written consent to use, settlement or other agreements relating to any Intellectual Property to which the Company or Proxima Subsidiary is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties and the date executed.

            (c) Section 2.16(c) of the Disclosure Schedule contains a complete and accurate list (by name and version number) of all product or service offerings (including, but not limited to software) of the Company or any Proxima Subsidiary that have been sold, distributed or otherwise disposed of by the Company or any Proxima Subsidiary since January 1, 2000 or which the Company or any Proxima Subsidiary intends to sell, distribute or otherwise dispose of in the future, including any products or service offerings under development (collectively, the "Company Products").

            (d) Except as set forth in Section 2.16(d) of the Disclosure Schedule, the Company or Proxima Subsidiary, as applicable, has all right, title, and interest in and to the Intellectual Property owned by the Company or Proxima Subsidiary, as applicable, free and clear of any attachments, liens or encumbrances (excluding licenses entered into in the ordinary course) and is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each patent, registration, or application listed on Section 2.16(b) of the Disclosure Schedule. Except as set forth in Section 2.16(d) of the Disclosure Schedule, in each case in which the Company or Proxima Subsidiary, as applicable, has acquired, other than through a license, any material Intellectual Property from any Person, the Company or Proxima Subsidiary, as applicable, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to such Intellectual Property to the Company or Proxima Subsidiary, as applicable.

            (e) Except as set forth in Section 2.16(e) of the Disclosure Schedule, the Intellectual Property owned by the Company or Proxima Subsidiary, as applicable, and, to the Knowledge of the Company, any Intellectual Property licensed, used or exploited by the Company or Proxima Subsidiary, as applicable, are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. Except as set forth in Section 2.16(e) of the Disclosure Schedule, to the Knowledge of the Company, no claim has been made, asserted, or threatened, or is pending against the Company or any Proxima Subsidiary based upon, challenging or seeking to deny or restrict the use or exploitation by the Company or any Proxima Subsidiary of any of the Intellectual Property owned or licensed by the Company or Proxima Subsidiary, as applicable. To the Knowledge of the Company, other than ex parte prosecution of patent, trademark, service mark or copyright applications, there are no proceedings or actions pending before any court or government agency (including the United States Patent and Trademark Office or similar foreign government agencies) related to any of the Intellectual Property owned by the Company or Proxima Subsidiary, as applicable. Except as set forth on Section 2.16(e) of the Disclosure Schedule, there are no actions that must be taken within 180 days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any response to an official action of a court or government agency (including the United States Patent and Trademark Office or similar foreign government agencies) or the filing of any application for the purpose of obtaining, maintaining, perfecting, preserving or renewing any of the Intellectual Property owned by the Company or Proxima Subsidiary, as applicable.

            (f) The Company has, or has caused to be, delivered to the Buyer correct, complete, and fully executed copies of all License Agreements identified in Section 2.16(b) of the Disclosure Schedule including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates. With respect to each of the License Agreements, the Company and the Principal Shareholders, jointly and severally, represent and warrant that:

                  (i) the license agreement is legal, valid, binding, and enforceable and in full force and effect and represents the entire agreement with respect to the subject matter of such license agreement;

                  (ii) except as set forth in Section 2.16(f)(ii) of the Disclosure Schedule, the license agreement will continue to be legal, valid, binding, and enforceable and in full force and effect on terms identical to those currently in effect upon consummation of the transactions contemplated by this Agreement and the consummation of such transactions will not constitute a breach or default under such license agreement or otherwise give any party to the license agreement other than the Company or Proxima Subsidiary a right to terminate such license;

                  (iii) neither the Company nor any Proxima Subsidiary has received any notice of termination or cancellation under such license agreement, nor any notice of a breach or default under such license agreement which has not been cured and neither the Company nor any Proxima Subsidiary has itself sublicensed or granted any of the licensed rights to another party in violation of the license agreement; and

                  (iv) neither the Company nor any Proxima Subsidiary, nor to the Company's Knowledge any other party to such license is in breach or default in any material respect and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification, or acceleration under such license agreement.

            (g) Except as set forth in Section 2.16(g) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned by Company or any Proxima Subsidiary and will not require the consent of any governmental authority or third party in respect of such Intellectual Property. Except as set forth in Section 2.16(g) of the Disclosure Schedule, as a result of the transactions contemplated by this Agreement, upon the Closing, the Company or any Proxima Subsidiary will continue to possess, or own or possess adequate and enforceable licenses, sublicenses, or other rights to use and or exploit, without payment of any additional fee, all the Intellectual Property owned or licensed by the Company or any Proxima Subsidiary.

            (h) Except as set forth in Section 2.16(h) of the Disclosure Schedule, there are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations which (1) restrict the Company's or Proxima Subsidiary's rights to use any Intellectual Property, (2) restrict the Company's or Proxima Subsidiary's business in order to accommodate a third party's Intellectual Property or (3) permit third parties to use any Intellectual Property owned by the Company or any Proxima Subsidiary. Neither the Company nor any Proxima Subsidiary has licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements and no royalties, honoraria or other fees are payable by the Company or any Proxima Subsidiary for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

            (i) To the extent indicated in Section 2.16(b) of the Disclosure Schedule, such Intellectual Property have been duly registered in, filed in, or issued by, the offices indicated in Section 2.16(b) of the Disclosure Schedule. In each case where a registration or patent or application for registration or patent listed in Section 2.16(b) of the Disclosure Schedule is held by assignment, the assignment has been duly recorded with the governmental office from which the original registration or patent issued or before which the application for registration or patent is pending, or other legal filing requirements of the governmental office have been observed.

            (j) To the Knowledge of the Company, no third party is infringing, misappropriating, diluting, or violating any Intellectual Property owned or exclusively licensed by the Company or any Proxima Subsidiary.

            (k) (1) The products or services provided by the Company or any Proxima Subsidiary, (2) the current and past conduct of the Business by the Company or any Proxima Subsidiary, and (3) the use or exploitation of the Intellectual Property owned or licensed by the Company or any Proxima Subsidiary have not and do not conflict with or otherwise infringe or misappropriate the rights or property of any third party. Except as set forth in Section 2.16(k) of the Disclosure Schedule, no claim has been made, asserted or, to the Knowledge of the Company, threatened, or is pending against the Company or any Proxima Subsidiary alleging that any of (1), (2) or (3) conflict with or otherwise infringe or misappropriate the rights or property of any third party.

            (l) Section 2.16(l) of the Disclosure Schedule lists all licenses or other agreements between the Company or any Proxima Subsidiary and any other Person wherein the Company or any Proxima Subsidiary has agreed to, or assumed, any obligation or duty to warrant, defend, indemnify or otherwise incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Person of the Intellectual Property of any other Person.

            (m) Except as set forth in Section 2.16(m) of the Disclosure Schedule, neither the Company nor any Proxima Subsidiary has (i) entered into any currently valid agreement under which it has, or may have, the obligation to transfer any ownership of, or granted any exclusive license to use or distribute (or entered into any agreement under which it has, or may have, the obligation to grant any exclusive license to use or distribute), or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property owned by the Company nor any Proxima Subsidiary, to any other Person,
(ii) entered into any currently valid agreement under which it has granted any covenant not to sue, assert or exploit any Intellectual Property owned by the Company nor any Proxima Subsidiary, or (iii) entered into any currently valid Agreement under which the Company nor any Proxima Subsidiary has granted any Person the right to bring a lawsuit for infringement or misappropriation of any Intellectual Property owned by the Company nor any Proxima Subsidiary.

            (n) All disclosures of confidential Intellectual Property by the Company or any Proxima Subsidiary, or their designees to third parties have been made pursuant to non-disclosure agreements that protect the confidentiality of such Intellectual Property and restrict the use of such Intellectual Property. Except as set forth in Section 2.16(n) of the Disclosure Schedule, all former and current employees of the Company or any Proxima Subsidiary have executed non-disclosure agreements that protect the confidentiality of such Intellectual Property and restrict the use of such Intellectual Property.

            (o) Each of the Company and each Proxima Subsidiary has taken reasonable precautions to protect the secrecy, confidentiality and value of their trade secrets. The trade secrets are not part of the public knowledge or literature and, to the Knowledge of the Company, have not been used, divulged or appropriated either for the benefit of any Person (other than the Company or Proxima Subsidiary or pursuant to a valid and enforceable written agreement that protects the secrecy of the trade secret) or to the detriment of the Company or Proxima Subsidiary.

            (p) Except as set forth in Section 2.16(p) of the Disclosure Schedule, the software products currently licensed by the Company or any Proxima Subsidiary to customers are in substantial conformance with all applicable contractual commitments, express and implied warranties, specifications and the current documentation, whether electronically embedded, written or otherwise, shipped with such software products, except for errors and bugs of the type, scope and nature generally acceptable in the software industry for similar types of software products. Each of the Company and each Proxima Subsidiary has taken all actions customary in the software industry to document the software products and their operation, such that the software, including its source code and documentation, may be understood, modified, and maintained in an efficient manner by reasonably competent programmers.

            (q) Except as set forth in Section 2.16(q) of the Disclosure Schedule, the Company and Proxima Subsidiary own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software that are used or necessary to create, modify, compile, operate or support any software comprising Intellectual Property owned or exclusively licensed by the Company and Proxima Subsidiary, as applicable, or incorporated into a product or service offering of the Company and Proxima Subsidiary.

            (r) Neither this Agreement nor the transactions contemplated by this Agreement will result in any third party being granted rights or access to, or the placement in or release from escrow, any Intellectual Property owned by the Company or any Proxima Subsidiary including, but not limited to, source code for any software. No event has occurred, and no circumstance or condition exists, that (with or without notice of lapse of time, or both) will, or would reasonably be expected to, result in the release of source code for any software owned by the Company or any Proxima Subsidiary from any escrow-holder or any other Person to another Person. Section 2.16(r) of the Disclosure Schedule identifies each Contract pursuant to which the Company or any Proxima Subsidiary has deposited, or is or may be required to deposit, with an escrow-holder or any other Person, any source code for any software owned by the Company or any Proxima Subsidiary, and describes whether the execution of this Agreement or any of the other transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any source code for any software owned by the Company or any Proxima Subsidiary.

            (s) Except as set forth in Section 2.16(s) of the Disclosure Schedule, software products of the Company or any Proxima Subsidiary are free of any disabling codes or instructions (a "Disabling Code"), and any virus or other intentionally created, undocumented contaminant (a "Contaminant"), that may, or may be used to, provide unauthorized access, or unauthorized modifications or deletions, or otherwise damage or disable the products (or systems which they interact or interoperate with the products) or that may result in damage to any of the foregoing. The components used in or with software products of the Company or any Proxima Subsidiary obtained from third person suppliers are free of any Disabling Codes or Contaminants that may, or may be used to, access, modify, delete, damage or disable any of the products (or systems which they interact or interoperate with such products) or that might result in damage thereto. Each of the Company and each of the Proxima Subsidiaries has taken reasonable steps and implemented reasonable procedures (based on standard industry practices) to ensure that its information technology systems utilized by the Company or any Proxima Subsidiary in the operation of their business are free from Disabling Codes and Contaminants. Each of the Company or any Proxima Subsidiary and each of the Proxima Subsidiaries has in place appropriate disaster recovery plans, procedures and facilities and has taken reasonable steps to safeguard its information technology systems utilized by the Company or any Proxima Subsidiary in the operation of their business and restrict unauthorized access thereto.

            (t) Section 2.16(t) of the Disclosure Schedule lists all software or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License, GNU Lesser General Public License, Sun Community Source License
(SCSL) or the Sun Industry Standards License (SISL)) ("Open Source Materials") that is used by the Company or any Proxima Subsidiary in any way and describes the manner in which the Open Source Materials were used and, if appropriate, modified and distributed by the Company or any Proxima Subsidiary. Except as set forth in Section 2.16(t) of the Disclosure Schedule, neither the Company nor any Proxima Subsidiary has (a) incorporated Open Source Materials into, or combined Open Source Materials with, the Company's or its Subsidiaries' Intellectual Property or products or services, (b) distributed Open Source Materials in conjunction with the Company's or any Proxima Subsidiary's Intellectual Property or products or services, or (c) used Open Source Materials that create, or purport to create, obligations for the Company any Proxima Subsidiary's with respect to the Company's or any Proxima Subsidiary's Intellectual Property or products or grant, or purport to grant, to any third party, any rights or immunities under the Company's or any Proxima Subsidiary's Intellectual Property (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification or distribution of such Open Source materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge). Except as set forth in Section 2.16(t) of the Disclosure Schedule, no Intellectual Property or products owned, licensed out or distributed by the Company or any Proxima Subsidiary are subject to the terms of license of any such Open Source Materials.

      2.17 Agreements, Contracts and Commitments. Except as set forth in Section
2.17 of the Disclosure Schedule (specifying the appropriate paragraph), neither the Company nor any Proxima Subsidiary is a party to, or bound by:

            (a) (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson (other than "at will" employment agreements entered into in the ordinary course of business), any agreement, contract or commitment to grant any severance or termination pay (in cash or otherwise) to any employee, or any consulting or sales agreement, contract, or commitment with a firm or other organization;

                  (ii) other than the Company's Amended and Restated Option Plan, any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (iii) any fidelity or surety bond or completion bond;

                  (iv) any lease of personal property having a value in excess of $25,000 individually or $100,000 in the aggregate;

                  (v) any lease of real property;

                  (vi) except as provided in Section 2.17(a)(vii) below, any agreement of indemnification or guaranty in excess of $25,000, other than the Company's or any Proxima Subsidiary's indemnification obligations under their respective End User Agreements;

                  (vii) any agreement of indemnification under any End User Agreement that (A) does not eliminate the Company's or any Proxima Subsidiary's potential liability for consequential or incidental damages or (B) place a cap on the potential liability of the Company or any Proxima Subsidiary's under such agreement;

                  (viii) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate;

                  (ix) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the business;

                  (x) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (xi) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually;

                  (xii) any construction contracts;

                  (xiii) any partnership, dealer, distribution, joint marketing, joint venture, strategic alliance, affiliate, development agreement or similar agreement;

                  (xiv) any agreement, contract or commitment to alter the Company's interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

                  (xv) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the Company Products; or

                  (xvi) other than customer purchase orders, any other agreement, contract or commitment that involves $25,000 individually or $100,000 in the aggregate or more with respect to any Person and is not cancelable without penalty within 30 days.

            (b) Except as set forth in Section 2.17(b) of the Disclosure Schedule, there are no end-user customers that account for greater than five percent (5%) of the Company's consolidated net sales. Section 2.17(b) of the Disclosure Schedule contains a list of the Company's (on a consolidated basis) 10 largest resellers for each of the last fiscal year and the nine months ended September 30, 2006 and sets forth opposite the name of each such reseller the percentage of net sales attributable to such reseller. During the last 12 months, neither the Company nor any Proxima Subsidiary has received any written notices or threats of termination from any of such resellers that any such reseller intends or otherwise anticipates a termination or material reduction in the level of business with the Company or the Proxima Subsidiaries. True and complete copies of each Contract disclosed in the Disclosure Schedule or required to be disclosed pursuant to this Section 2.17 (each a "Material Contract" and collectively, the "Material Contracts") have been delivered to the Buyer. Each Material Contract to which the Company or the Proxima Subsidiaries is a party or any of their properties or assets (whether tangible or intangible) is subject is a valid and binding agreement of the Company or the Proxima Subsidiaries enforceable against each of the parties thereto in accordance with its terms, and is in full force and effect with respect to the Company or the Proxima Subsidiaries, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company and/or the Proxima Subsidiaries, as applicable, is in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any such Material Contract. No party obligated to the Company or any Proxima Subsidiary pursuant to any such Material Contract has breached, violated or defaulted under such Material Contract, or taken any action or failed to act, such that, with the lapse of time, giving of notice or both, such action or failure to act would constitute such a breach, violation or default under such Material Contract by any such other party.

            (c) Each of the Company and each of the Proxima Subsidiaries has fulfilled all of their respective obligations required pursuant to each Material Contract to have been performed by the Company and each of the Proxima Subsidiaries, as applicable, prior to the date hereof.

            (d) All outstanding indebtedness of the Company and the Proxima Subsidiaries may be prepaid without penalty.

      2.18 Interested Party Transactions. Except as set forth in Section 2.18 of the Disclosure Schedule, no employee, officer, shareholder or director of the Company or the Proxima Subsidiaries (nor, to the Company's Knowledge, any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest) is indebted to the Company or the Proxima Subsidiaries. Except as set forth in Section 2.18 of the Disclosure Schedule, since December 31, 2003, no officer, director, shareholder or, to the Company's Knowledge, other employee of the Company or the Proxima Subsidiaries (nor, to the Company's Knowledge, any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company or the Proxima Subsidiaries furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or the Proxima Subsidiaries any goods or services in excess of $25,000, or (iii) a beneficial interest in any Contract with a value in excess of $25,000 to which the Company or the Proxima Subsidiaries is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.18.

      2.19 Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company or the Proxima Subsidiaries currently operates or holds any interest in any of their respective properties or (ii) which is required for the operation of the Company's or the Proxima Subsidiaries' business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company
Authorizations") has been issued or granted to the Company or the Proxima Subsidiaries, as applicable. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and/or the Proxima Subsidiaries to operate or conduct their respective business as currently conducted or hold any interest in their respective properties or assets. Neither the Company nor any of the Proxima Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under the Company Authorizations. None of the Company Authorizations will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby.

      2.20 Litigation. There is no action, suit, claim or proceeding of any nature pending or, to the Company's Knowledge, threatened against the Company or the Proxima Subsidiaries, their respective properties (tangible or intangible) or any of their respective officers or directors nor, to the Company's Knowledge, is there any reasonable basis therefor. There is no investigation pending or, to the Company's Knowledge, threatened against the Company, the Proxima Subsidiaries or any of their respective assets (tangible or intangible) or any of their respective officers or directors by or before any Governmental Entity, nor, to the Company's Knowledge, is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company or the Proxima Subsidiaries to conduct their operations as presently or previously conducted or as presently contemplated to be conducted.

      2.21 Minute Books. The minutes of the Company and each of the Proxima Subsidiaries delivered to counsel for the Buyer contain complete and accurate records of all actions taken, and summaries of all meetings held, by the shareholders and board of directors (and any committees thereof) of the Company and each of the Proxima Subsidiaries since the respective time of incorporation of the Company and the Proxima Subsidiaries.

      2.22 Environmental Matters.

            (a) None of the Company or the Proxima Subsidiaries has generated, used, treated, stored, released, discharged or disposed of any Hazardous Materials on any leased real property nor on any other property on which the Company or the Proxima Subsidiaries has conducted the Business and, to the Company's Knowledge, no Hazardous Materials have been generated, used, treated or stored on, released, discharged or disposed of onto, from or under any Leased Real Property or on any other property on which the Company or the Proxima Subsidiaries has conducted the Business, in each case, except (i) in compliance with Environmental Laws, and (ii) in a manner that would not give rise to any Environmental Claim or to any other liability or obligations under Environmental Laws.

            (b) The Company and the Proxima Subsidiaries currently holds and at all times has held all permits and other approvals required under Environmental Laws for the conduct of the Business as it is now and has been conducted.

            (c) The Company and the Proxima Subsidiaries is and has been in compliance with Environmental Laws with respect to the conduct of the Business.

            (d) There are no pending or, to the Knowledge of the Company, threatened Environmental Claims against the Company or the Proxima Subsidiaries.

            (e) None of the Company or the Proxima Subsidiaries has used any underground storage tanks in connection with the conduct of the Business and, to the Company's Knowledge, no underground storage tanks, above ground storage tanks, polychlorinated biphenyls, or friable asbestos containing materials now exist nor have existed on the leased real property or on any other property on which the Company and the Proxima Subsidiaries has conducted the Business.

            (f) The Company has provided the Buyer with true and complete copies of any environmental reports and other documents in its possession or control that relate to Environmental Claims, the Company's and the Proxima Subsidiaries' compliance with Environmental Law, or to the environmental condition of the Leased Real Property and any other property on which the Company and the Proxima Subsidiaries has conducted the Business.

            (g) As used in this Section 2.22:

                  (i) "Environmental Laws" means all applicable federal, state, regional or local statutes, laws, rules, regulations, codes, ordinances, orders, plans, injunctions, decrees, rulings, licenses or judicial or administrative interpretations thereof, or similar laws, all as are currently or were in existence prior to the Closing Date, issued, or promulgated, any of which govern, or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, waste disposal, hazardous or toxic substances, solid or hazardous waste, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, ordinances, injunctions, decrees, rulings, licenses, or judicial or administrative interpretations thereof, including without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC ss. 9601 et seq. (herein collectively "CERCLA"); the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et seq. (herein, collectively, RCRA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 5101, et seq. (the "Hazardous Materials Transportation Act"); the Clean Water Act, as amended, 33 U.S.C. ss. 1311, et seq. (the "Clean Water Act"); the Clean Air Act, as amended, 42 U.S.C. ss. 7401-7642, (the "Clean Air Act"); the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601 et seq. (the "Toxic Substances Control Act"); the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss. 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended 42 U.S.C ss. 11001, et seq. (Title III of SARA) ("EPCRA") and similar or related state and local laws.

                  (ii) "Hazardous Materials" shall be construed to include any toxic or hazardous substance, material or waste or constituent thereof, and any other contaminant, pollutant, waste or by-product material whether liquid, solid, semisolid, sludge and/or gaseous, including without limitation, chemicals, compounds, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires or may require investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, or which has been determined or interpreted by any Governmental Entity to be a hazardous or toxic substance regulated under any Environmental Laws.

                  (iii)  "Environmental  Claims" shall mean all  administrative, regulatory or judicial actions, suits, demands, demand letters, notice letters, claims, liens, notices of non-compliance or violation, or judicial or administrative actions or proceedings relating to Hazardous Materials, Environmental Laws or Environmental Permits by (a) governmental or regulatory authorities for enforcement, cleanup, cost recovery, removal, response, remedial or other actions or damages (including, but not limited to, natural resource damages) pursuant to any applicable Environmental Laws, and (b) any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            (h)  Notwithstanding  any other  provision of this  Agreement,  this
Section 2.22 sets forth the sole representations and warranties of the Company or any Proxima Subsidiary with respect to Hazardous Materials, Environmental Claims or other environmental matters.

      2.23 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth in Section 2.23 of the Disclosure Schedule, neither the Company nor any Proxima Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section
2.23 of the Disclosure Schedule sets forth the Company's and/or the Proxima Subsidiaries' Third Party Expenses (as defined below) expected to be incurred by the Company and the Proxima Subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.24 Employee Benefit Plan and Compensation.

            (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  (i) "Affiliate" as used in this Section 2.24 shall mean each Subsidiary of the Company and any other person or entity under common control with the Company or any of the Proxima Subsidiaries within the meaning of
Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                  (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  (iii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company, or any Affiliate has or may have any liability or obligation, including any International Employee Plan.

                  (iv) "DOL" shall mean the United States Department of Labor.

                  (v) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

                  (vi) "Employee Agreement" shall mean each management, employment, severance or consulting agreement (including, without limitation, any offer letter or any agreement providing for compensation or benefits) between the Company or any Affiliate and any Employee.

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

                  (ix) "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

                  (x)  "IRS"  shall  mean the  United  States  Internal  Revenue
Service.

                  (xi) "Multiemployer Plan" shall mean any Pension Plan, which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                  (xii) "Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Section 2.24(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither the Company nor any Affiliate has made any plan or commitment to establish any new Company Employee Plan or Employee Agreement (other than "at will" employment agreements entered into in the ordinary course of business), to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Buyer in writing, or as required by this Agreement).

            (c) Documents. The Company and each Affiliate has provided to the Buyer (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan, (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iv) if the Company Employee Plan is funded, the most recent annual and periodic  accounting of Company Employee Plan assets,
(v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (vi) all material correspondence to or from any governmental agency relating to any Company Employee Plan, (vii) all discrimination tests for each Company Employee Plan for the most recent plan year, and (viii) all IRS determination opinion, notifications and advisory letters issued with respect to each Company Employee Plan.

            (d) Employee Plan Compliance. The Company and each of its Affiliates have performed all obligations required to be performed by them under, are not in default or violation of, and the Company has no Knowledge of any default or violation by any other party to any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has obtained a favorable determination letter (or notification, advisory, or opinion letter, as applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to the Buyer, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or the Principal Shareholders, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each Affiliate have timely made or properly accrued all contributions and other payments required by and due under the terms of each Company Employee Plan. All Company Employee Plans and Employee Agreements are in compliance with Section 409A of the Code and the guidance promulgated thereunder, and no event has occurred or will occur as a result of the consummation of the transaction contemplated hereby which has resulted or will result in the imposition of interest or additional taxes under Section 409A of the Code.

            (e) No Pension or Welfare Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Title IV of ERISA, Section 412 of the Code or a "funded welfare plan" within the meaning of Section 419 of the Code.

            (f) No Self-Insured Plan. Except as set forth in Section 2.24(f) of the Disclosure Schedule, neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

            (g) Collectively Bargained, Multiemployer and Multiple-Employer Plan. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan.

            (h) No Post-Employment Obligations. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

            (i) HIPAA. To the extent required under HIPAA and the regulations issued thereunder, Company and each Affiliate has, prior to the Closing, performed all obligations under the medical privacy rules of HIPAA (45 C.F.R. Parts 160 and 164), the electronic data interchange requirements of HIPAA (45 C.F.R. Parts 160 and 162), and the security requirements of HIPAA (45 C.F.R.
Part 142).

            (j) Effect of Transaction. Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any Employee,
(ii) result in any forgiveness of indebtedness, (iii) materially increase any benefits otherwise payable by the Company or any Affiliate or (iv) result in the acceleration of the time of payment or vesting of any such benefits except as required under Section 411(d)(3) of the Code.

            (k) Parachute Payments. There is no agreement, plan, arrangement or other contract covering any Employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

            (l) Employment Matters. The Company and each Affiliate is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no action, suits, claims or administrative matters pending, or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company, any Affiliate, or any of their Employees relating to any Employee or Employee Agreement. There are no pending or, to the Knowledge of the Company, threatened or reasonably anticipated claims or actions against Company or any Affiliate under any worker's compensation policy or long-term disability policy.

            (m) Labor. No work stoppage or labor strike against the Company or any Affiliate is pending, or, to the Company's Knowledge, threatened or reasonably anticipated. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any Affiliate does presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company. Neither the Company nor any Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN Act") or any similar state or local law that remains unsatisfied.

            (n) No Interference or Conflict. No Shareholder, director, officer, Employee or consultant of the Company or any of its Affiliates is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or any of its Affiliates or that would interfere with the Company's business. To the Company's Knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or currently proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

      2.25 Insurance. Section 2.25 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and the Proxima Subsidiaries since January 1, 2006, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company or any Proxima Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company or any Proxima Subsidiary has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, and the Company and each of the Proxima Subsidiaries is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Except as set forth in Section 2.25 of the Disclosure Schedule, the Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. Except as set forth in Section 2.25 of the Disclosure Schedule, neither the Company nor any Proxima Subsidiary has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

      2.26 Compliance with Laws. The Company and the Proxima Subsidiaries, in all material respects, have complied with, is not in violation of, and, except as set forth in Section 2.26 of the Disclosure Schedule, have not received any written notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, including any applicable licenses and permits for the export of the Company Products.

      2.27 Foreign Corrupt Practices Act. The Company and the Proxima Subsidiaries (including any of their respective officers, directors, employees and others acting on behalf of the Company and the Proxima Subsidiaries) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

      2.28 Warranties; Indemnities. Except for the warranties and indemnities contained in those Contracts set forth in Section 2.28 of the Disclosure Schedule and warranties implied by law, neither the Company nor any of the Proxima Subsidiaries has given any warranties or indemnities relating to Company Products or Intellectual Property licensed or sold or services rendered by the Company or the Proxima Subsidiaries.

      2.29 Spreadsheet; Closing Date Balance Sheet. The information contained in Exhibits A and B-1, B-2 and B-3 are complete and correct. The Closing Date Balance Sheet presents fairly the financial condition of the Company and the Proxima Subsidiaries in all material respects as of the Closing Date and is consistent with the books and records of the Company and the Proxima Subsidiaries.

      2.30 Complete Copies of Materials. The Company has delivered to the Buyer or made available to the Buyer true and complete copies of each document identified in the Disclosure Schedule.

      2.31 Representations Complete. None of the representations or warranties made by the Company or the Principal Shareholders (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company or the Principal Shareholders pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES AND COVENANTS
                                 OF THE SELLERS

      Each of the Sellers, jointly and severally, hereby represents, warrants and covenants to the Buyer on the date hereof as follows:

      3.1 Ownership of Company Capital Stock. Each Seller is the sole record and beneficial owner of the Company Capital Stock designated as being owned by such Seller opposite such Seller's name in Exhibit A. Such Company Capital Stock is not subject to any Liens or to any rights of first refusal of any kind that would apply in connection with the transactions contemplated hereby, and such Seller has not granted any rights to purchase such Company Capital Stock to any other Person. Each Seller has the sole right to transfer such Company Capital Stock to the Buyer. Such Company Capital Stock constitutes all of the Company Capital Stock owned, beneficially or of record, by such Seller, and such Seller has no options, warrants or other rights to acquire Company Capital Stock.

      3.2 Authority. Each Seller that is an entity has all requisite power and authority and each Seller that is an individual has capacity to enter into this Agreement and any Related Agreements to which it, he or she, as the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and any Related Agreements to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, if any, on the part of such Seller and no further action is required on the part of such Seller to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which such Seller is a party have been duly executed and delivered by such Seller, and constitute the valid and binding obligations of such Seller, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.3 No Conflict. The execution and delivery by each Seller of this Agreement and any Related Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby will not, (A) Conflict with
(i) any provision of the charter or trust documents of such Seller if such Seller is an entity or trust, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which such Seller or any of its properties or assets is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Seller or its, his or her properties or assets; or (B) result in the creation or imposition of any Lien on any asset of the Company or the Proxima Subsidiaries.

      3.4 Brokers' and Finders' Fees. Except as set forth in Section 3.4 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any of the Sellers who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Principal Shareholders as follows:

      4.1 Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

      4.2 Authority. The Buyer has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement and any Related Agreements to which the Buyer is a party have been duly executed and delivered by the Buyer and constitute the valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      4.3 Conflicts. The execution and delivery of this Agreement and any Related Agreement to which the Buyer is a party do not, and the consummation of the transactions contemplated hereby will not result in any Conflict with (i) any provision of the articles of incorporation or bylaws of the Buyer, (ii) any resolution adopted by the board of directors of the Buyer, (iii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Buyer or its properties or assets is subject or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets.

      4.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to the Buyer Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which the Buyer is a party or the consummation of the transactions contemplated hereby and thereby.

      4.5 Brokers' and Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Buyer who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Public Disclosure. No party shall issue any statement or communication to any third party (other than their respective agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the prior consent of the other party; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law or any requirement of The Nasdaq Stock Market.

      5.2 New Employment Benefits. Subject to the sole and absolute discretion of the Buyer, each employee of the Company or the Proxima Subsidiaries prior to the Closing and who is an employee of the Company, Proxima Subsidiaries, the Buyer or an affiliate of the Buyer immediately following the Closing will be eligible to receive benefits consistent with the Buyer's applicable human resources policies.

      5.3 Preservation of Books and Records; Post-Closing Access. From and after the Closing, the Buyer and the Company agree to preserve and keep the books and records relating to the Company and its Subsidiaries (the "Books and Records") in accordance with the Buyer's document retention policies and procedures and shall make the Books and Records available to the Shareholder Representative as may be reasonably required in connection with any legal proceedings against or governmental investigations of the Sellers or government reporting obligation of the Sellers or for any other reasonable business purpose arising from or relating to this Agreement, during regular business hours and upon the prior written request thereto by the Shareholder Representative; provided, however, that the Shareholder Representative shall not be entitled to such access for purposes adverse or potentially adverse to the Buyer or the Company or any Proxima Subsidiary, as reasonably determined by the Buyer. Notwithstanding the foregoing, the Buyer or the Company, as the case may be, may restrict the Shareholder Representative's access to the Books and Records to the extent that
(i) any law, treaty, rule or regulation of any Governmental Entity applicable to the Buyer, the Company or any Proxima Subsidiary may reasonably require the Buyer, the Company or any Proxima Subsidiary to restrict or prohibit access to any such information, or (ii) such access would be in breach of any confidentiality obligation, commitment or provision by which the Buyer, the Company or any Proxima Subsidiary is bound or affected. Such access shall also be subject to the granting party's reasonable security measures and insurance requirements. Additionally, all access by the Shareholder Representative to the Books and Records shall be conditioned upon entering into a confidentiality agreement in a form reasonably satisfactory to the Buyer which shall prohibit the use of information obtained by such access to the Books and Records in any manner adverse to the Buyer, the Company or any Proxima Subsidiary, including, but not limited to, competing or preparing to compete with the Buyer, the Company or any Proxima Subsidiary.

      5.4 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      5.5 Noncompetition.

            (a) Each Seller other than Giselle Entwhistle, Marie Holland and Sarah Edwards (in consideration for the Buyer entering into this Agreement) individually agrees that he will not: (i) carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier of, a business or an activity that is: (1) the same or similar to the Business or any material part of the Business; or (2) in competition with the Business or any material part of the Business; (ii) solicit, canvass, approach or accept an approach from a person who was at any time during the six months ending on the Closing Date a customer of the Company or any of the Proxima Subsidiaries with a view to obtaining their customer in a business that is the same or similar to the Business or is in competition with the Business;
(iii) interfere with the relationship between the Company or any of the Proxima Subsidiaries and their respective customers, employees or suppliers; or (iv) induce or help to induce an employee of the Company or any of the Proxima Subsidiaries to leave their employment.

            (b) The undertakings in Section 5.5(a) begin on the Closing Date and end 24 months after the Closing Date; provided, however, that with respect to the Principal Shareholders, the undertakings in Section 5.5(a) begin on the Closing Date and end 24 months after termination of employment with the Buyer or any affiliate of the Buyer.

            (c) The undertakings in Section 5.5(a) apply anywhere in the world.

            (d) Section 5.5(a), Section 5.5(b) and Section 5.5(c) have effect together as if they consisted of separate provisions, each being severable from the other. Each separate provision results from combining each undertaking in
Section 5.5(a), with each period in Section 5.5(b), and combining each of those combinations with each area in Section 5.5(c). If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of
Section 5.5(a), Section 5.5(b) and Section 5.5(c).

            (e) This Section 5.5 does not restrict a Seller subject to the provisions of this Section 5.5 from: (i) performing any employment agreement with the Company or any Proxima Subsidiary; (ii) holding 5% or less of the shares of a listed company; (iii) being directly or indirectly involved in any business that has a division, business unit or subsidiary that is the same or similar or in competition with the Business so long as Seller is not directly or indirectly involved in any such competing division, business unit or subsidiary; or (iv) recruiting a person through a recruitment agency (except if the agency targets employees of the Company or any Proxima Subsidiary) or in a response to a newspaper, web page or other public employment advertisement.

            (f) Each Seller subject to the provisions of this Section 5.5 acknowledges that: (i) all the prohibitions and restrictions in this Section 5.5 are reasonable in the circumstances and necessary to protect the goodwill of the Business; (ii) damages are not an adequate remedy if a Seller breaches this
Section 5.5; and (iii) the Buyer may apply for injunctive relief if: (1) a Seller breaches or threatens to breach this Section 5.5; or (2) it believes in good faith a Seller is likely to breach this Section 5.5.

      5.6 Tax Election. The Sellers agree to make or cause to make a valid election on IRS Form 8832, Entity Classification Election, to treat the Company as an association taxable as a corporation with an effective date of the election as of the day immediately prior to the Closing Date. The Buyer will file and sign such Form 8832 promptly following the Closing.

      5.7 Confidentiality. Each of the Sellers acknowledges that Confidential Information is a special, unique and valuable asset of the Buyer, the Company and the Proxima Subsidiaries.

Each of the Sellers also accepts that all Confidential Information is the exclusive property of the Company and/or the Proxima Subsidiaries and agrees to keep such Confidential Information secret and will not disclose Confidential Information to any person, firm, corporation or other entity or individual. The term "Confidential Information" means all confidential, proprietary or secret information related to the Company's and the Proxima Subsidiaries' business or plans, their technology, research and development, or the business of their clients. Confidential Information takes many forms and can include, but is not limited to, all information not publicly available that belongs to or is used by the Company, any of the Proxima Subsidiaries or their clients. Examples of Confidential Information include information containing or related to: trade secrets, software programs, software source and object code, computer systems, software documentation, methodologies, existing or potential clients, development plans, strategies and marketing plans, inventions, technology, operations and procedures, personnel, billing and finance, and pricing and quotes. Confidential Information shall not include that which is: (a) now in or subsequently comes into the public domain without breach of this Agreement; or
(b) known to the Sellers on a non-confidential basis prior to the receipt of such information and materials.

      5.8 Mirdula Foundation Escrow. The Buyer and Mirdula Foundation agree to negotiate in good faith and execute and deliver to each other a mutually agreeable escrow agreement with respect to the Withheld Amount.

                                   ARTICLE VI

                        CLOSING DELIVERIES OF THE PARTIES

      6.1 Closing Deliveries of the Company and the Sellers. At the Closing, the Company and the Sellers, as appropriate, shall deliver the following documents to the Buyer:

            (a) Stock Certificates. Each of the Sellers shall deliver original stock certificates representing all of such Seller's Shares, endorsed in blank or accompanied by duly executed stock powers and such other instruments or conveyance, assignment and transfer (in form and substance reasonable acceptable to the Buyer) so as to effectively vest in the Buyer all of the Sellers' rights, title and interests in and to the Shares.

            (b) Governmental and Third Party Consents. The Company shall deliver to the Buyer all necessary consents, waivers and approvals of parties to any Contract (including Lease Agreements or any insurance policies) set forth on
Section 2.6 to the Disclosure Schedule and any necessary consents, waivers and approvals of Governmental Entities (except to the extent the Parties agree such consent, waivers or approvals may be obtained following the Closing).

            (c) Shareholder, Optionholder and Director Releases. Each of the Shareholders, Optionholders and members of the Board of Directors of the Company shall deliver releases substantially in the form attached hereto as Exhibits D-1 and D-2, respectively. Notwithstanding the foregoing, the Optionholders specifically designated on Exhibit B as not delivering the release at Closing shall deliver such release no later than 5 business days after the Closing.

            (d) Employment Agreements. The Company shall provide evidence satisfactory to the Buyer that each Key Employee has executed and delivered an Employment Agreement in the forms attached hereto as Exhibits E-1 and E-2 and each such Employment Agreement shall be in effect as of the Closing.

            (e) Resignation of Officers and Directors. The Company and each Proxima Subsidiary shall provide evidence satisfactory to the Buyer that (subject to and effective as of the Closing) each of the officers and directors of the Company and the Proxima Subsidiary in their capacities as such officers and directors has resigned and each such resignation shall be in effect as of the Closing.

            (f) Appointment of Directors and Officers. The Company and each Proxima Subsidiary shall provide evidence satisfactory to the Buyer that (subject to and effective as of the Closing) the individuals identified by the Buyer have been appointed as the officers and directors of the Company and the Proxima Subsidiaries.

            (g) Closing Date Balance Sheet. The Company shall prepare and deliver to the Buyer a balance sheet dated as of the Closing Date (the "Closing Date Balance Sheet"); provided, however, that the Company shall not be required to prepare such Closing Date Balance Sheet in accordance with GAAP. Such Closing Date Balance Sheet shall include all Third Party Expenses and shall present fairly the financial condition of the Company and the Proxima Subsidiaries in all material respects as of such date and be consistent with the books and records of the Company and the Proxima Subsidiaries. The Closing Date Balance Sheet shall provide for a cash balance for the Company of at least Six Million Dollars ($6,000,000).

            (h) Certificate of Secretary of Company. The Company shall deliver a certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness of the Charter Documents, and (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the transactions contemplated hereunder requiring approval of the Board of Directors were unanimously approved by the Board of Directors).

            (i) Certificate of Good Standing. Each of the Proxima Subsidiaries (other than the German Proxima Subsidiary) shall deliver a certificate of good standing or similar document from the applicable Governmental Entity, all of which are dated within 7 days prior to the Closing. The Company and the German Proxima Subsidiary shall deliver a certificate of good standing or similar document from the applicable Governmental Entity within 15 business days after the Closing.

            (j) Certificate of Status of Foreign Corporation. The Company and each of the Proxima Subsidiaries shall deliver a Certificate of Status of Foreign Corporation or similar document from the applicable Governmental Entity in each jurisdiction where it is required to be qualified to do business, all of which are dated within 7 days prior to the Closing.

            (k) FIRPTA Certificate. The Buyer shall have received a copy of a properly executed statement in a form reasonably acceptable to the Buyer for purposes of satisfying the Buyer's obligation under Treasury Regulation Section 1.1445-2(c)(3), validly executed by a duly authorized officer of the Company.

            (l)   Escrow   Agreement.   The   Company   and   the   Shareholders
Representatives shall execute and deliver the Escrow Agreement.

            (m) Loans. The Company and each of the Proxima Subsidiaries shall deliver to the Buyer evidence satisfactory to the Buyer that the loans listed in
Section 2.17 of the Disclosure Schedule have been paid in full.

            (n) IRS Form 8832. The Company shall provide evidence satisfactory to the Buyer that it has executed IRS Form 8832 in accordance with Section 5.6 above.

      6.2 Closing Deliveries of the Buyer. At the Closing, the Buyer shall deliver the following to the Company and/or the Sellers, the escrow agent and the exchange agent, as appropriate.

            (a) Purchase Price. The Buyer shall deposit with the exchange agent the applicable portions of the Purchase Price and deposit the Escrow Amount, as provided in Article I.

            (b) Escrow Agreement. The Buyer shall execute and deliver the Escrow Agreement.

                                   ARTICLE VII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                             INDEMNIFICATION; ESCROW

      7.1 Survival of Representations and Warranties. The representations and warranties of the Company, the Principal Shareholders and Buyer contained in
Article II, Article III and Article IV of this Agreement, respectively, or in any certificate or other instruments delivered at the Closing pursuant to this Agreement, shall survive for a period of 18 months following the Closing Date (the expiration of such 18 month period, the "Survival Date"); provided, however, that the representations and warranties set forth in Sections 2.2 (Company Capital Structure) and 2.4(c) (Subsidiary Capital Stock) and Article III, shall survive indefinitely and the representations and warranties set forth in Sections 2.13 (Tax Matters), and 2.16 (Intellectual Property) shall survive until the expiration of the applicable statute of limitations.

      7.2 Indemnification.

            (a) Each of the Principal Shareholders agree to indemnify and hold harmless the Buyer and its officers, directors, Affiliates, employees, agents and representatives (each a "Buyer Indemnified Party," collectively, the "Buyer Indemnified Parties"), against all claims (including without limitation Third Party Claims), losses (including losses of future tax benefits), liabilities, damages, diminutions in value, deficiencies, costs, interest, awards, amounts paid in settlement, judgments, penalties, and expenses, including reasonable attorneys' and consultants' fees and expenses and including any such expenses incurred in connection with investigating, defending against or settling any of the foregoing (hereinafter individually a "Loss" and collectively "Losses"), incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, arising out of (i) any breach or inaccuracy of a representation or warranty of the

Company or the Principal Shareholders contained in this Agreement, any Related Agreement or in any certificate or other instruments delivered at the Closing pursuant to this Agreement, (ii) any failure by the Company or the Sellers to perform or comply with any covenant applicable to any of them contained in this Agreement, any Related Agreement or in any certificate or other instruments delivered at the Closing pursuant to this Agreement or any Related Agreement or
(iii) any liability and obligations associated with employment or labor matters of the Company and the Proxima Subsidiaries prior to the Closing Date, including Losses arising from the termination of employees of the Company or Proxima Subsidiaries (other than Losses arising from the termination of employees of the Company or Proxima Subsidiaries immediately prior to the Closing Date at the request of the Buyer Except as set forth in Section 2.13(b)(i) in the Disclosure Schedule). No shareholder, director or officer of the Company shall have any right of contribution, indemnification or right of advancement from the Company or the Buyer with respect to any Loss claimed by a Buyer Indemnified Party.

            (b) Buyer agrees to indemnify and hold harmless the Principal Shareholders (each a "Company Indemnified Party") against all Losses, incurred or sustained by the Company Indemnified Parties, or any of them, directly or indirectly, arising out of (i) any breach or inaccuracy of a representation or warranty of the Buyer contained in this Agreement or (ii) any failure by the Buyer to perform or comply with any covenant applicable to it contained in this Agreement.

            (c) Any Person committing fraud or willful misconduct related to this Agreement, any Related Agreement, certificate or other instrument delivered pursuant to this Agreement, or to the transactions contemplated hereby, shall be severally, and not jointly, liable for, and shall indemnify and hold the Buyer Indemnified Parties or the Company Indemnified Parties (such parties being referred to collectively as the "Indemnified Parties") harmless from any Losses incurred or sustained by the Indemnified Parties, or any of them, directly or indirectly, as a result of such fraud or willful misconduct committed by such Person.

            (d) Prior to expiration of the relevant Survival Period, an Indemnified Person who believes that such party is entitled to indemnification pursuant to this Article VII shall deliver to the Indemnifying Party a notice which specifies in reasonable detail the basis for the indemnification claim and the amount or good faith estimate of the Loss.

      7.3 Third Party Claims.

            (a) Promptly after receipt by any Indemnified Party of notice of the commencement of any action by a third party in respect of which, if successful, the Indemnified Party would be entitled to indemnification hereunder (a "Third Party Claim"), the Indemnified Party shall notify each person that is obligated to provide such indemnification (an "Indemnifying Party") thereof in writing within thirty (30) days of receipt by the Indemnified Party of the notice of such Third Party Claim, but any failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party other than to the extent the Indemnifying Party is actually prejudiced thereby. Such notice shall describe in reasonable detail the facts given rise to such indemnification claim and the amount or a good faith estimate of the amount arising thereform.

            (b) The Indemnifying Party may assume control of the defense of the Indemnified Party against the Third Party Claim with counsel reasonably satisfactory to such Indemnified Party so long as:

                  (i) within 15 days after receipt of such written notice, the Indemnifying Party confirms in writing that the Indemnifying Party will indemnify the Indemnified Party from and against the Losses the Indemnified Party may incur as a result of or arising out of the Third Party Claim; provided that such confirmation shall not obligate the Indemnifying Party to indemnify the Indemnified Party for amounts in excess of the remaining portion of the Escrow Fund;

                  (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party has the financial resources (including, without limitation, by virtue of the remaining portion of the Escrow Fund) to defend against the Third Party Claim and to fulfill its indemnification obligations hereunder with respect to all Losses that are reasonably likely to result from or arise out of the Third Party Claim;

                  (iii) the Third Party Claim does not seek an order, injunction, non-monetary or other equitable relief against the Indemnified Party which the Indemnified Party (in the case of Buyer, acting reasonably through its board of directors) determines reasonably and in good faith could, if successful, materially interfere with or adversely affect the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party;

                  (iv) the Third Party Claim is not, in the good faith judgment of the Indemnified Party (in the case of Buyer, acting reasonably through its board of directors), reasonably likely to be materially adverse to the Indemnified Party's reputation or its relationships with its employees, stockholders, or any of its significant customers or business partners; and

                  (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, keeps the Indemnified Party informed of material developments with respect to the Third Party Claim and consults with the Indemnified Party prior to making material strategic decisions with respect to the defense of the Third Party Claim.

      The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the Indemnifying Party.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim and the conditions set forth in Section 7.3(b) hereof are being met:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; provided, however, that the employment of such counsel shall be at the expense of the Indemnifying Party if the Indemnified Party determines in good faith that such participation is appropriate in light of defenses not available to the Indemnifying Party, conflicts of interest or other similar circumstances;

                  (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim (with such approval not to be unreasonably withheld or delayed);

                  (iii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim; and

                  (iv) the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and of liaison counsel for the Indemnified Party; provided, however, that the Indemnifying Party shall be liable for such legal expenses if the Indemnified Party determines in good faith that the incurrence of the same is appropriate in light of defenses not available to the Indemnifying Party, conflicts of interest or other similar circumstances.

            (d) If any of the conditions set forth in Section 7.3(b) above becomes unsatisfied, the Indemnified Party shall, after reasonable written notice to the Indemnifying Party, have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Section 7.3. The reimbursement of fees, costs and expenses required by this Section 7.3 shall be made from the Escrow Fund by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred.

      7.4 Escrow Fund; Escrow Period; Remedy.

            (a) By virtue of this Agreement and as security for the indemnity obligations provided for in Section 7.2 hereof, at the Closing, the Buyer will deposit with the Escrow Agent in an interest bearing account the Escrow Amount, such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article VII for a period of twelve months after the Closing Date (the "Escrow Period"), and during the Escrow Period, the Buyer shall make claims for indemnification against the Escrow Fund prior to seeking indemnification from the Principal Shareholders.

            (b) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of any Person in respect of Losses arising out of any fraud or willful misconduct related to this Agreement, any Related Agreements or any certificates or other instruments delivered pursuant to this Agreement on the part of such Person. Neither the Escrow Fund nor the indemnification provisions set forth herein shall limit the ability of any Indemnified Party from pursing all rights at law or in equity against any or all of the Indemnifying Parties, except as provided in Section 7.5(c).

      7.5 Indemnification Limitations.

            (a) No Indemnifying Party shall have any liability or obligation to the Indemnified Parties to the extent that the aggregate Losses are less than $125,000 (the "Basket"), such Basket only including individual Losses of $2,000.00 or greater. Thereafter, liability shall be for the full amount of such Losses without regard to the Basket or to the minimum individual Losses described above. Notwithstanding anything herein to the contrary, the Basket and minimum individual Losses set forth herein shall not apply to Losses related to fraud, willful misconduct or breaches of the representations and warranties set forth in Section 2.1 (Organization of the Company), Section 2.2 (Company Capital Structure), Section 2.4(c) (Subsidiary Capital Stock), Section 2.5 (Authority),
Section 2.13 (Taxes), Section 2.16 (Intellectual Property) or Article III,.

            (b) The parties agree that all Losses under this Agreement shall take into account the amount of (x) any tax benefits actually realized by any Indemnified Party attributable to such Losses or derived therefrom in any period to and including the end of the taxable year following the year in which the Loss was incurred and (y) the amounts actually recovered under any insurance policies by any Indemnified Party, provided that such Indemnified Party shall not be required to seek recovery for any Losses under any insurance policy prior to seeking recovery under this Article VII. All indemnification payments made hereunder shall be deemed adjustments to the Purchase Price. (c) The maximum aggregate liability of the Principal Shareholders to the Indemnified Parties shall be limited hereunder to the aggregate amount due to the Principal Shareholders hereunder (including amounts held in escrow).

            (d) The Principal Shareholders shall have no indemnification obligations to any of the Buyer Indemnified Parties for Losses arising solely from the disclosure to the Buyer of the following contracts (including Losses resulting from the termination of any such contracts), which were disclosed to the Buyer prior to the Closing Date: MediaFlo, Qualcomm and Commonwealth Bank.

      7.6 Shareholder Representative.

            (a) Each of the Sellers hereby agree to appoint Stephen Jones as its agent and attorney-in-fact, as the Shareholder Representative for and on behalf of the Sellers to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against the Escrow Fund and to take all other actions that are either (i) necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Shareholders from time to time upon not less than 30 days prior written notice to Buyer; provided, however, that the Shareholder Representative may not be removed unless holders of a two-thirds (2/3 rds) interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Shareholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive any compensation for its services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders as it sent or received from all Shareholders.

            (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative. A decision, act, consent or instruction of the Shareholder Representative shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1 Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" as used in Section 2.24 is defined in Section 2.24(a), otherwise "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

            "Agreement" is defined in the Preamble of this Agreement.

            "Balance Sheet Date" is defined in Section 2.8.

            "Basket" is defined in Section 7.5(a).

            "Books and Records" is defined in Section 5.3.

            "Business" shall mean the development, manufacture, production, sale and distribution of information technology operations management software products and services in the business service management industry which includes,  but is not limited to,
(i) linking the management of underlying information technology infrastructure and applications to business-oriented information technology services; (ii) integration with third party software to collect performance and service level management data and/or metrics; (iii) importation, collection, storage, modeling and visualization of information technology infrastructure and related business processes and/or services; and (iv) mapping, visualization, managing and reporting on business processes and services and their related service management objectives.

            "Business Day[s]" shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in Detroit, Michigan are authorized or obligated by law or executive order to close.

            "Buyer Indemnified Party(ies)" is defined in Section 7.2(a).

            "Certificate of Incorporation" is defined in Section 2.1.

            "Charter Documents" is defined in Section 2.1.

            "Clean Air Act" is defined in Section 2.22(g)(i).

            "Clean Water Act" is defined in Section 2.22(g)(i).

            "Closing" is defined Section 1.3.

            "Closing Date" is defined in Section 1.3.

            "Closing Date Balance Sheet" is defined in Section 6.1(g).

            "COBRA" is defined in Section 2.24(a).

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" is defined in the Preamble of this Agreement.

            "Company Authorizations" is defined in Section 2.19.

            "Company Capital Stock" shall mean the Company Common Stock and any other shares of capital stock, if any, of the Company, taken together.

            "Company Common Stock" shall mean shares of common stock, US$1.00 par value per share, of the Company.

            "Company Employee Plan" is defined in Section 2.24(a).

            "Company Indemnified Party(ies)" is defined in Section 7.2(b).

            "Company  Material  Adverse Effect" shall mean any change,  event or effect, that is, or is reasonably likely to be, materially adverse to the Business, assets (whether tangible or intangible), financial condition, operations or capitalization of the Company and the Proxima

Subsidiaries, taken as a whole, other than any change, event or effect (a) resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement or the announcement of this Agreement, including, without limitation, disruption of relationships with suppliers or customers (excluding breaches of representations and warranties set forth herein) or (b) attributable to general conditions affecting the industries in which the Company or the Proxima Subsidiaries participate, or the U.S. economy or foreign economies as a whole where the Company or any Proxima Subsidiary has material operations or sales or suppliers or customers.

            "Company Products" is defined in Section 2.16(c).

            "Company Options" shall mean all issued and outstanding options, warrants and other rights (including commitments to grant options, warrants or other rights) to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

            "Company Unvested Capital Stock" shall mean any shares of Company Capital Stock issued and outstanding immediately prior to the Closing that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company.

            "Conflict" is defined in Section 2.6.

            "Contaminant" is defined in Section 2.16(s).

            "Contract" is any mortgage, indenture, lease, contract, covenant or other agreement, instrument, commitment, permit, concession, franchise or license to which the copy and/or any Proxima Subsidiary is a party.

            "Current Balance Sheet" is defined in Section 2.8.

            "Customer Information" is defined in Section 2.15(f).

            "Disabling Code" is defined in Section 2.16(s).

            "Disclosure Schedule" shall mean that certain schedule, dated the date hereof, supplied by the Company and the Principal Shareholders to Buyer disclosing certain matters to Buyer.

            "DOL" is defined in Section 2.24(a).

            "Dollars" shall mean United States dollars.

            "Employee" is defined in Section 2.24(a).

            "Employee Agreement" is defined in Section 2.24(a).

            "End User Agreement" shall mean shall mean customer agreements (including the Company's standard end user license agreement that is presented to an end user during installation of the Company's Products) entered into in the ordinary course of business that provide users the non-exclusive right to use a Company Product (in the case of Company Products that include software, such agreement providing only an object code license to such software) or non-exclusive right to receive services of the Company, but provides no rights to distribute Company Products or make any modifications thereto.

            "Environmental Claims" is defined in Section 2.22(g)(iii).

            "Environmental Laws" is defined in Section 2.22(g)(i).

            "Environmental Permits" means all environmental approvals, permits, licenses, clearances and consents

            "EPCRA" is defined in Section 2.22(g)(i).

            "Equipment" is defined in Section 2.15(e).

            "ERISA" is defined in Section 2.24(a).

            "Escrow Agent" shall mean JP Morgan Chase Trust Company.

            "Escrow Amount" shall mean an amount equal to $3,000,000.

            "Escrow Fund" is defined in Section 7.4(a).

            "Financials" is defined in Section 2.8.

            "FIFRA" is defined in Section 2.22(g)(i).

            "FMLA" is defined in Section 2.24(a).

            "GAAP" shall mean United States generally accepted accounting principles consistently applied.

            "Governmental Entity" is defined in Section 2.7.

            "Hazardous Material" is defined in Section 2.22(g)(ii).

            "Hazardous Materials Transportation Act" is defined in Section 2.22(g)(i).

            "HIPAA" is defined in Section 2.24(a).

            "Indemnified Party" or "Indemnified Parties" is defined in Section 7.2(c).

            "Indemnifying Party" is defined in Section 7.3(a).

            "Intellectual Property" is defined in Section 2.16(a).

            "Interim Financials" is defined in Section 2.8.

            "IRS" is defined in Section 2.24(a).

            "Key Employee" shall mean Stephen Jones, Bernd Hammann and Mark Shoebridge.

            "Knowledge" or "Known" shall mean, with respect to the Company, the knowledge of Stephen Jones, Bernd Hammann and Mark Shoebridge, and it shall be deemed that each such person shall have made reasonable inquiry, including of all relevant employees and consultants of the Company, but in no event shall such inquiry require environmental sampling, surveying or testing of any kind.

            "Lease Agreements" is defined in Section 2.15(b).

            "Leased Real Property" is defined in Section 2.15(a). "Lien" shall mean any lien, pledge, charge, claim, mortgage, liability, security interest, right of first refusal, title retention agreement, third party right or other encumbrance of any sort.

            "Loss" or "Losses" is defined in Section 7.2(a).

            "Material Contract" or "Material Contracts" is defined in Section 2.17(b).

            "Multiemployer Plan" is defined in Section 2.24(a).

            "Open Source Materials" is defined in Section 2.16(t).

            "Optionholders"  shall  mean  those  individuals  who  hold  Company
Options.

            "Pension Plan" is defined in Section 2.24(a).

            "Person" shall mean an individual or entity, including a partnership, limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            "Plan" shall mean the Company's Amended and Restated Stock Option Plan, as amended.

            "Principal   Shareholders"  is  defined  in  the  Preamble  of  this
Agreement.

            "Related Agreements" shall mean the Escrow Agreement, the Employment Agreements, and all other agreements and certificates entered into by the Company and the Sellers in connection with the transactions contemplated hereby.

            "Returns" is defined in Section 2.13(b)(i).

            "SEC"  shall  mean  the  United  States   Securities   and  Exchange
Commission.

            "Shareholder Representative" is defined in Section 7.6.

            "Subsidiary" or "Subsidiaries" means, individually or collectively, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

            "Survival Date" is defined in Section 7.1.

            "Tax" or "Taxes" are defined in Section 2.13(a).

            "Third Party Claim" is defined in Section 7.3(a).

            "Third Party Expenses" shall mean all fees and expenses incurred by the Company or any of the Proxima Subsidiaries in connection with the transactions contemplated hereby, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by the Company or any of the Proxima Subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

            "Toxic Substances Control Act" is defined in Section 2.22(g)(i).

            "Year-End Financials" is defined in Section 2.8.

      8.2 Notices. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if in writing and (a) hand delivered, including delivery by courier services, or (b) sent by certified mail, return receipt requested, postage prepaid addressed to the recipient at the address stated below, or to such other address as the party concerned may substitute by written notice to the other. All notices hand delivered shall be deemed received on the day of delivery. All notices forwarded by mail shall be deemed received on the date two (2) days (excluding Saturdays, Sundays and legal holidays when the U.S. mail is not delivered) immediately following date of deposit in the U.S. mail; provided, however, the return receipt indicating the date upon which the notice is received shall be prima facie evidence that such notice was received on the date of the return receipt. Addresses may be changed by giving notice of such change in the manner provided herein. Unless and until such written notice is received, the last address given shall be deemed to continue in effect for all purposes.

            (a)   If to Buyer, to:

                  Compuware Corporation
                  One Campus Martius
                  Detroit, Michigan 48226
                  Facsimile No.: (313) 227-7690
                  Attention: General Counsel
                  with a copy to (which copy shall not constitute notice):

                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, Michigan  48243
                  Facsimile No.: (313) 568-6832
                  Attention: Jin-Kyu Koh

            (b) If to the Sellers or the Principal Shareholders, to the Shareholder Representative to:

                  1890 Wynkoop, #703
                  Denver, Colorado 80202
                  Attn: Stephen Jones
                  Telephone: (720) 320-2065

                  with a copy to (which copy shall not constitute notice):

                  Hogan & Hartson LLP
                  1470 Walnut Street, Suite 200
                  Boulder, Colorado 80302
                  Attn: Carin Kutcipal
                  Telephone: (720) 406-5300
                  Facsimile: (720) 406-5301

      8.3 Interpretation. The terms of this Agreement are contractual and not mere recitals. Any pronouns in this Agreement that refer to a particular gender mean and refer to the appropriate gender or neuter when applied to a particular party, person or entity. Unless otherwise stated, all references in this Agreement to paragraph, subparagraph, section, subsection, clause and subclause are intended to refer to paragraphs, subparagraphs, sections, subsections, clauses and subclauses, respectively, of this Agreement. The parties acknowledge and agree that titles and headings for particular paragraphs, sections and subsections of this Agreement have been inserted solely for reference purposes. As a result, Section and paragraph headings, titles or captions should not be used to interpret or construe the terms of this Agreement. Except as to words or phrases specifically defined in this Agreement, the parties agree that all words and phrases selected to state the terms of this Agreement are to be interpreted in accordance with their plain and generally prevailing meaning and not with regard to any different meaning that any of the parties might otherwise attach to a particular word or phrase. The parties further acknowledge that, as a result of either drafting or negotiating specific terms, or as a result of approving language selected by others to state specific terms, they are each and all equally responsible for the wording of the terms of this Agreement. As a result, the parties agree and acknowledge that in interpreting this Agreement, the rule of contractual interpretation and construction that provides that an ambiguity in the terms of an agreement shall be construed against the party drafting such term does not apply to the interpretation or construction of the terms of this Agreement.

      8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.5 Entire Agreement; Assignment; Amendment. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the Related Agreements (i) contain the entire agreement and understanding between the parties with respect to the subject matter herein identified and merges and integrates any and all previous and contemporaneous implied agreements (in fact or law), between or among the parties concerning such matters, and (ii) shall not be assigned by operation of law or otherwise, except that Buyer may assign its rights and delegate its obligations hereunder to its Affiliates as long as Buyer remains ultimately liable for all of Buyer's obligations hereunder. This Agreement may be amended by the parties hereto only by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this
Section 8.5 the Shareholders agree that any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders whether or not they have signed such amendment.

      8.6 No Third Party Beneficiaries. The terms of this Agreement are intended solely for the benefit of the parties and are not intended to inure, and will not inure, to the benefit of any other Person.

      8.7 Severability. If any provision of this Agreement or portion of this Agreement is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extend permitted by law, as if such provision had been originally incorporated in this Agreement as so modified or restricted, or as if such provision had not been originally incorporated in this Agreement, as the case may be.

      8.8 Governing Law. This Agreement and the respective rights and obligations of the parties under this Agreement shall be governed by, and shall be determined under, the internal laws of the State of Delaware applicable to contracts between residents of the State of Delaware to be performed solely in the State of Delaware, i.e., without regard to choice of law principles. Any action involving this Agreement shall be brought and maintained solely in the Court of Chancery of the State of Delaware to the extent such court will agree to hear such action. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (to the extent such court will agree to hear such action), in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Notwithstanding anything in this Agreement to the contrary, a party may enforce the provisions of Section 5.5 of this Agreement in any jurisdiction anywhere in the world where enforcement of such provision is permissible under the applicable laws and regulations of that jurisdiction.

      8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the Buyer, the Company, and the Sellers has caused this Agreement to be signed, all as of the date first written above.

                                               PROXIMA TECHNOLOGY GROUP, INC.


                                               By: /s/ Steve Jones
                                                   ---------------------------

                                               Name:  Steve Jones

                                               Title:  CEO


                                               COMPUWARE CORPORATION


                                               By: /s/ Laura Fournier
                                                   ---------------------------

                                               Name:  Laura Fournier

                                               Title:  Sr. VP & CFO

                                               SELLERS:


                                               /s/ Stephen Jones
                                               -------------------------------
                                               Stephen Jones


                                               /s/ Mark Shoebridge
                                               -------------------------------
                                               Mark Shoebridge


                                               /s/ Sam Harra
                                               -------------------------------
                                               Sam Harrah


                                               /s/ Marie Holland
                                               -------------------------------
                                               Marie Holland


                                               /s/ Giselle Entwhistle
                                               -------------------------------
                                               Giselle Entwhistle


                                               /s/ Bryce Dunn
                                               -------------------------------
                                               Bryce Dunn


                                               /s/ S. M. Edwards
                                               -------------------------------
                                               Sarah Edwards


                                               /s/ Larry Greenwood
                                               -------------------------------
                                               Larry Greenwood


                                               MIRDULA FOUNDATION


                                               By: Dr. Thomas Nigg
                                                   ---------------------------
                                               Its: :Director